                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to Rule 14a-12

                          CRUSADER HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


         1)    Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         2)    Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         4)    Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         5)    Total fee paid:
--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:
--------------------------------------------------------------------------------

         2)    Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

         3)    Filing Party:
--------------------------------------------------------------------------------

         4)    Date Filed:
--------------------------------------------------------------------------------

On March 13, 2001, Crusader Holding Corporation (the "Company") executed an agreement pursuant to which Royal Bank of Pennsylvania, a wholly-owned subsidiary of Royal Bancshares of Pennsylvania ("Royal Bank") will acquire substantially all of the Company's assets and assume substantially all of its liabilities. The purchase price is payable in cash based on the Company's tangible book value, and will be adjusted through closing for net income and any other changes to the Company's book value. The Company's tangible book value at December 31, 2000 was $37.3 million or $9.67 per share.

The closing of the transaction, which is expected to occur prior to July 31, 2001, is subject to regulatory approval and certain other conditions as set forth in the agreement including approval of the shareholders. The holders of a majority of the shares have entered into agreements to vote their shares in favor of the transaction. The Company anticipates that it will distribute the available proceeds, net of closing costs, as soon as is practicable following the closing of the transaction.

The Company plans to mail a proxy statement to its shareholders containing information about the transaction. Investors and security holders of the Company are advised to read the proxy statement carefully when it becomes available because it will contain important information about the Company, the transaction, the persons soliciting proxies related to the transaction, their interests in the transaction, and related matters. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's website at http://www.sec.gov. Free copies of the proxy statement also will be available from the Company by directing such requests to the attention of Crusader Holding Corporation, 1230 Walnut Street, Philadelphia, PA 19107, telephone (215) 893-1500.

                        PURCHASE AND ASSUMPTION AGREEMENT



                                      Among

                           Royal Bank of Pennsylvania



                          Crusader Holding Corporation



                          Crusader Savings Bank, F.S.B.

                                       and

                          Asset Investment Corporation

                                TABLE OF CONTENTS

ARTICLE I
         DEFINITIONS..................................................................................................1
         SECTION 1.1       Definitions................................................................................1

ARTICLE II
         SALE AND PURCHASE OF ASSETS AND ASSUMPTION OF
         LIABILITIES AND OBLIGATIONS..................................................................................9
         SECTION 2.1       Purchase and Sale of Assets................................................................9
         SECTION 2.2       Assumed Liabilities........................................................................9
         SECTION 2.3       Purchase Price............................................................................10
         SECTION 2.4       Payment at Closing........................................................................10
         SECTION 2.5       Adjustment Loans..........................................................................10
         SECTION 2.6       Due Diligence Reserve.....................................................................10
         SECTION 2.7       Due Diligence Reserve Adjustments; Payment................................................11
         SECTION 2.8       Settlement Date Adjustments...............................................................11
         SECTION 2.9       Allocation of Purchase Price..............................................................12
         SECTION 2.10      Transfer Taxes............................................................................13
         SECTION 2.11      Casualty..................................................................................13
         SECTION 2.12      Data Processing Services..................................................................13
         SECTION 2.13      Certain Transitional Matters..............................................................13
         SECTION 2.14      IRA.......................................................................................14
         SECTION 2.15      Stop Payment Items........................................................................14
         SECTION 2.16      Record Retention..........................................................................15
         SECTION 2.17      Bank Premises.............................................................................15
         SECTION 2.18      Interest Reporting........................................................................15
         SECTION 2.19      Withholding...............................................................................15
         SECTION 2.20      Further Assurances........................................................................16

ARTICLE III
         CLOSING.....................................................................................................16
         SECTION 3.1       Closing Date..............................................................................16
         SECTION 3.2       Seller's Deliveries.......................................................................17
         SECTION 3.3       Buyer's Deliveries........................................................................18

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES..............................................................................19
         SECTION 4.1       Representations and Warranties of Seller..................................................19
         SECTION 4.2       Representations and Warranties of Buyer...................................................40

ARTICLE V
COVENANTS............................................................................................................42
         SECTION 5.1       Conduct of Seller's Businesses Prior to the Effective Time................................42
         SECTION 5.2       Forbearance by Seller.....................................................................42
         SECTION 5.3       Cooperation...............................................................................44
         SECTION 5.4       Regulatory Approvals......................................................................45
         SECTION 5.5       Acquisition Proposals.....................................................................45
         SECTION 5.6       Shareholder Approvals.....................................................................45
         SECTION 5.7       Proxy Preparation and Disclosure..........................................................46
         SECTION 5.8       Employees.................................................................................46
         SECTION 5.9       Access to and Information Concerning Properties, Records, Etc.............................48
         SECTION 5.10      Facilities Consents.......................................................................49
         SECTION 5.11      Certain Filings, Consents and Arrangements................................................49
         SECTION 5.12      Additional Agreements.....................................................................50
         SECTION 5.13      Notification of Certain Matters...........................................................50
         SECTION 5.14      Insurance.................................................................................50
         SECTION 5.15      Margin Account............................................................................50
         SECTION 5.16      Termination of Payday Lending Business....................................................51
         SECTION 5.17      Release of Rights.........................................................................51
         SECTION 5.18      Update Schedules..........................................................................51
         SECTION 5.19      Tax Issues................................................................................51
         SECTION 5.20      Liability Transfers.......................................................................52
         SECTION 5.21      Trademarks, etc...........................................................................52
         SECTION 5.22      WARN Act Notices..........................................................................53
         SECTION 5.23      Agreed Upon Procedures....................................................................53

ARTICLE VI
         CONDITIONS..................................................................................................53
         SECTION 6.1       Common Conditions.........................................................................53
         SECTION 6.2       Conditions Precedent to Obligations of Buyer..............................................54
         SECTION 6.3       Conditions Precedent to Obligations of Seller.............................................55

ARTICLE VII
         TERMINATION OF AGREEMENT....................................................................................56
         SECTION 7.1       Termination by the Parties................................................................56
         SECTION 7.2       Effect of Termination.....................................................................57
         SECTION 7.3       Expenses..................................................................................57

ARTICLE VIII
INDEMNIFICATION......................................................................................................58
         SECTION 8.1       Indemnification...........................................................................58
         SECTION 8.2       Indemnification Procedures................................................................59
         SECTION 8.3       Limitations on Liability..................................................................60

ARTICLE IX
         MISCELLANEOUS PROVISIONS....................................................................................61
         SECTION 9.1       Effect of Disclosure......................................................................61
         SECTION 9.2       Entire Agreement..........................................................................61
         SECTION 9.3       Amendments................................................................................61
         SECTION 9.4       Waiver or Extension.......................................................................61
         SECTION 9.5       Survival..................................................................................61
         SECTION 9.6       Assignment................................................................................62
         SECTION 9.7       Public Announcements; Nondisclosure.......................................................62
         SECTION 9.8       Brokers...................................................................................62
         SECTION 9.9       Payment of Expenses.......................................................................62
         SECTION 9.10      No Third Party Beneficiaries..............................................................62
         SECTION 9.11      Bulk Transfer Laws........................................................................63
         SECTION 9.12      Addresses for Notice, etc.................................................................63
         SECTION 9.13      Counterparts..............................................................................64
         SECTION 9.14      Headings..................................................................................64
         SECTION 9.15      Governing Law.............................................................................64
         SECTION 9.16      Severability..............................................................................64
         SECTION 9.17      Waiver, Delay, etc........................................................................64

SCHEDULES, ANNEXES AND EXHIBITS

         SCHEDULE A        Excluded Assets
         SCHEDULE B        Contracts and Personal Property Leases
         SCHEDULE C        Leases
         SCHEDULE D        Loans
         SCHEDULE E        Adjustment Loans
         SCHEDULE F        Additional Liabilities
         SCHEDULE G        Legal Actions

         ANNEX 2.9(a)      Allocation of Purchase Price
         ANNEX 4.1         Seller's Disclosures
         ANNEX 4.2         Buyer's Disclosures
         ANNEX 5.2(j)      Investment Securities Available for Sale
         ANNEX 5.2(r)      Adjustment Loans Available for Sale
         ANNEX 5.8         Severance Payments to Seller's Employees
         ANNEX 5.17        Crusader Servicing Corporation Shareholders

         EXHIBIT I         Bill of Sale
         EXHIBIT II        Assignment and Assumption Agreement
         EXHIBIT III       Lease Assignments
         EXHIBIT IV        Form of Voting Agreement
         EXHIBIT V         Use and Occupancy Agreement
         EXHIBIT VI        Seller's Officer's Certificate
         EXHIBIT VII       Tax Opinion
         EXHIBIT VIII      Buyer's Officer's Certificate

                        PURCHASE AND ASSUMPTION AGREEMENT

         THIS AGREEMENT dated as of March 12, 2001, is by and among Royal Bank of Pennsylvania, a Pennsylvania chartered bank having its principal office in Narberth, Pennsylvania ("Buyer"), Crusader Holding Corporation, a Pennsylvania corporation and thrift holding company ("Crusader"), Crusader Savings Bank, F.S.B., a federally chartered savings bank and wholly-owned subsidiary of Crusader, having its principal office in Philadelphia, Pennsylvania ("Bank") and Asset Investment Corporation, a Delaware corporation and wholly-owned subsidiary of Bank ("AIC"). Crusader, Bank and AIC are hereinafter referred to collectively as "Seller".

                                   WITNESSETH:

         WHEREAS, Seller desires to sell and Buyer desires to acquire, certain assets of Seller in accordance with the terms and provisions of this Agreement; and

         WHEREAS, Seller desires to transfer to Buyer and Buyer desires to assume from Seller certain deposits and other liabilities associated with Seller in accordance with the terms and provisions of this Agreement.

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Buyer's willingness to enter into this Agreement, certain shareholders and members of the Board of Directors of Seller shall each execute a Voting Agreement, substantially in the form attached hereto as Exhibit IV.

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants contained above and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller and Buyer covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 Definitions.

         The terms defined in this Section 1.1 have the meanings herein specified, unless the context clearly requires otherwise.

         "Acquisition Proposal" is defined in Section 5.5.

         "Adjustment Loan(s)" is defined in Section 2.5.

         "Adjustment Loans Schedule" is defined in Section 2.5.

         "Adjustment Payment" is defined in Section 2.7.

         "Agreement" means this Purchase and Assumption Agreement.

         "AIC" means Asset Investment Corporation.

         "Allocation Purchase Price" is defined in Section 2.9.

         "Assets" means the assets of Seller as listed on the Seller's Preliminary Closing Trial Balance and as subsequently adjusted in the ordinary course of business on Seller's Final Closing Trial Balance; and Seller's right, title and interest in its intangible assets, including, without limitation, intellectual property, choses in action and the Crusader Savings Bank corporate name, including all trade names, fictitious names, logos, service marks and trademarks, and the goodwill of the business symbolized thereby.

         "Assignment and Assumption Agreement" is defined in Section 3.2.

         "Assumed Liabilities" is defined in Section 2.2.

         "Bank" means Crusader Savings Bank, F.S.B.

         "Banking Department" means the Pennsylvania Department of Banking.

         "BankPhiladelphia Loan" means the loan to Seller from BankPhiladelphia pursuant to that certain agreement titled "Loan Agreement", dated March 31, 2000, and as further amended on June 16, 2000.

         "Bill of Sale" is defined in Section 3.2.

         "Book Value" means the amount at which an asset or liability is stated on the applicable Trial Balance of Seller.

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the Commonwealth of Pennsylvania.

         "Buyer" means Royal Bank of Pennsylvania.

         "Buyer Material Adverse Effect" means any circumstance, change in or effect that has an adverse effect to the business, operation, results of operations or the financial condition of the Buyer and its subsidiaries taken as a whole; provided, however, that "Buyer Material Adverse Effect" shall not include any such effect directly or indirectly arising out of or attributable to (A) any action taken or to be taken pursuant to the Agreement or
(B) changes in general economic conditions, including, without limitation, changes in interest rates.

         "Buyer Regulatory Agencies" means the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking.

         "Castor Avenue Facility" means the premises of Seller located at 6526 Castor Avenue, Philadelphia, Pennsylvania, being a branch of Seller.

         "Closing" and "Closing Date" are defined in Section 3.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "CRA" means the Community Reinvestment Act.

         "Crusader" means Crusader Holding Corporation.

         "Crusader Shareholders Meeting" is defined in Section 5.6.

         "Damages" means any and all losses, costs, claims, liabilities, fines, penalties and expenses, including without limitation, (i) interest which may be imposed in connection therewith, (ii) court costs and reasonable fees and disbursements of counsel and consultants, and (iii) reasonable costs and expenses incurred in enforcing any right of indemnification against either party.

         "Department of Banking" means the Pennsylvania Department of Banking.

         "Depositors" means account holders having Deposits with Seller.

         "Deposits" means any and all deposit liabilities attributable to and booked by Seller, together with accrued interest thereon as of the Effective Time, including, without limitation, demand deposits, savings deposits, checking accounts, certificates of deposit and individual retirement account ("IRA") deposits (subject to customer consent as provided in Section 2.14).

         "Due Diligence Reserve" is defined in Section 2.6.

         "Effective Time" means the close of business on the Closing Date.

         "Employee Pension Plan" means any employee pension plan for which Seller serves as trustee, including, but no limited to, employee pension benefit plans as defined in Section 3(2) of ERISA, retirement plans qualified under the requirements of Section 401(a) of the Code, nonqualified deferred compensation plans, excess benefit plans and supplemental executive retirement plans.

         "Employee Pension Plan Deposit" means a Deposit in an account owned by an Employee Pension Plan.

         "Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to
(a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), such as the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S. C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act 133 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), and analogous state and local provisions, as any of the foregoing may have been amended or supplemented from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Assets" is defined in Section 2.1.

         "Excluded Subsidiaries" means Crusader Mortgage Corporation, Crusader Mortgage Corporation of Delaware and National Chinese Mortgage Corporation.

         "Facilities" means the Walnut Branch Facility, the Walnut Street Facility, the Castor Avenue Facility and the Penn Center Facility.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Federal Funds Effective Rate" means the weighted average of the rates on overnight federal funds transactions arranged on such day by Federal Fund s Brokers as computed and released by the Federal Reserve Bank of New York as the "Federal Funds Effective Rate."

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

         "FIRPTA Affidavits" means affidavits pursuant to Section 1445 of the Code certifying to the non-foreign entity status of Seller.

         "GAAP" means generally accepted accounting principles as consistently applied for financial reporting purposes. For purposes of this definition, Buyer agrees that, to the extent that GAAP allows for a choice of accounting practices, Seller shall keep its books and records in accordance with its past practices, as long as those practices are and remain in accordance with GAAP.

         "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

         "Hired Employee" is defined in Section 5.8.

         "Indemnified Taxes" is defined in Section 5.19

         "Investment Portfolio" means, without limitation, Seller's right, title and interest in all securities, including, without limitation, securities available for sale, securities held for investment or held to maturity, financial derivatives, interest rate swaps, off-balance-sheet contracts, options, interest rate caps and floors, mortgage-backed securities and deposit withdrawal options.

         "IRA" means an individual retirement account as specified in Section 408 and 408A of the Code.

         "IRS" means the Internal Revenue Service.

         "Keogh Plan" means an Employee Pension Plan covering self-employed individuals.

         "Landlord Consents" is defined in Section 3.2.

         "Lease Assignments" is defined in Section 3.2.

         "Leases" means the lease agreements for the Facilities listed on Schedule C hereto, or such agreements as may be amended, renewed or extended in the ordinary course of business.

         "Liability" means the Seller's obligation to pay, perform or discharge a debt or an obligation.

         "Loans" means, without limitation, the loan accounts, including the unfunded portion of all outstanding lines of credit and loan commitments, attributable to and booked by Seller or any subsidiary of Seller as of the date of this Agreement, all as listed on Schedule D with such changes as are made in accordance with this Agreement.

         "Material Adverse Effect" means any circumstance, change in or effect on the Purchased Assets or the Assumed Liabilities that is materially adverse to the business, operations, results of operations or the financial condition of Seller taken as a whole; provided, however, that "Material Adverse Effect" shall not include any change in or effect on Seller directly or indirectly arising out of or attributable to (A) any action taken or to be taken pursuant to the Agreement or (B) changes in general economic conditions, including, without limitation, changes in interest rates.

         "Material Contract" means (A) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC; or (B) any agreement not terminable on thirty (30) days or less notice involving the payment of more than $25,000 per annum, in the case of any such agreement.

         "OREO" means other real estate owned, representing properties acquired through foreclosure of loans or secured property liens.

         "OTS" means the Office of Thrift Supervision.

         "Payday Lending Business" is defined in Section 5.16.

         "Penn Center Facility" means the premises of Seller located at 2 Penn Center, Philadelphia, Pennsylvania.

         "Preliminary Settlement Amount" is defined in Section 2.4.

         "Proceeding" is defined in Section 5.19.

         "Proxy Statement" is defined in Section 5.7.

         "Purchase" means the purchase of the Purchased Assets and the assumption of the Assumed Liabilities as contemplated in this Agreement.

         "Purchase Price" is defined in Section 2.3 and adjusted in Section 2.8.

         "Purchase Reserve" is defined in Section 2.6.

         "Purchased Assets" is defined in Section 2.1 and shall include the loan due to Seller from USA Bancshares pursuant to that certain agreement titled Loan Agreement, dated March 31, 2000, and as amended June 16, 2000, (the "USA Bancshares Loan"), if, and only if, the outstanding principal balance of the USA Bancshares Loan is less than the outstanding principal balance of the BankPhiladelphia Loan assumed by Buyer pursuant to Section 2.2 (d). In the event that the outstanding principal balance of the USA Bancshares Loan is greater than the outstanding principal balance of the BankPhiladelphia Loan assumed by Buyer pursuant to Section 2.2(d), then the USA Bancshares Loan shall be an Excluded Asset.

         "Rehabilitation Credit" means the tax credit allowed under Section 47 of the Code for the rehabilitation of historical and older buildings.

         "Repurchase Agreement" means an agreement between two parties whereby one party sells the other a security at a specified price with a commitment to repurchase the security at a later date for another specified price.

         "RESPA" is defined in Section 4.1(y).

         "Royal" means Royal Bank of Pennsylvania.

         "SAIF" means the Savings Associations Insurance Fund.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" means Crusader Savings Bank, F.S.B., Crusader Holding Corporation, and the respective subsidiaries of each entity, excluding Crusader Mortgage Corporation, Crusader Mortgage Corporation of Delaware and National Chinese Mortgage.

         "Seller's Final Closing Trial Balance" means the summary of the general ledger accounts of Seller taken as of the Effective Time, as adjusted for consolidating entries between affiliated parties.

         "Seller's Preliminary Closing Trial Balance" means the summary of the general ledger accounts of Seller taken as of the final day of the month immediately preceding the Closing Date, as adjusted for consolidating entries between affiliated parties.

         "Seller's Knowledge" means the actual knowledge of any officer of Seller holding the title of Executive or Senior Vice President or higher, but not to exclude any internal auditor, compliance officer or individual with line responsibility for the physical plant of the Facilities and OREO properties.

         "Seller Loan Portfolio Properties and Other Properties Owned" means those properties serving as collateral for Loans in Seller's loan portfolio, or properties owned or operated by Seller (including, without limitation, in a fiduciary capacity).

         "Seller Regulatory Agencies" means the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, and the Securities and Exchange Commission.

         "Servicing" means upgrading the Loan classification, including, but not limited to, the correction of any document deficiency in the Loan file.

         "Settlement Date" is defined in Section 2.8.

         "Software" is defined in Section 4.1(qq).

         "State Regulator" means any state banking department or commission.

         "Sublease Agreement" is defined in Section 5.10.

         "Third Party Claim" is defined in Section 8.2.

         "Trial Balance" means the summary of the general ledger accounts of Seller taken as of a specified date, as adjusted for consolidating entries between affiliated parties.

         "Trust Preferred Security" means a security representing an undivided beneficial interest in the assets of a business trust, supported by a guarantee to pay distributions on the security.

         "USA Bancshares Loan" means the loan due to Seller from USA Bancshares pursuant to that certain agreement titled Loan Agreement, dated March 31, 2000 and as amended June 16, 2000.

         "Walnut Branch Facility" means the premises of Seller located at 1230 Walnut Street, Philadelphia, Pennsylvania, being the principal office of Seller.

         "Walnut Street Facility" means the premises of Seller located at 1334 Walnut Street, Philadelphia, Pennsylvania.

         "WARN Act" means the Worker Adjustment and Retaining Notification Act, as amended (29 U.S.C.ss.2101, et seq.) and similar state and local laws, regulations and other issuances.

         "Withholding Obligation" is defined in Section 2.19.

                                   ARTICLE II
                  SALE AND PURCHASE OF ASSETS AND ASSUMPTION OF
                           LIABILITIES AND OBLIGATIONS

SECTION 2.1 Purchase and Sale of Assets.

         Subject to the terms and conditions hereof, including without limitation the assumption by Buyer of the Assumed Liabilities, as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of Seller's right, title and interest in, to and under the Assets of the Seller, excluding the assets listed on Schedule A attached hereto (the "Excluded Assets") (collectively the "Purchased Assets").

SECTION 2.2 Assumed Liabilities.

         Subject to the terms and conditions of this Agreement, including, without limitation, the transfer of the Purchased Assets to Buyer, on the Closing Date, Buyer shall assume, and thereafter honor and fully and timely, pay, perform and discharge when due, the following Liabilities of Seller and shall perform all duties, responsibilities, and obligations of Seller under the following, to the extent that such Liabilities, duties, responsibilities and obligations arise or accrue after the Effective Time (collectively, the "Assumed Liabilities"):

         (a)      the Deposits;

         (b) advances from Federal Home Loan Bank pursuant to agreements with the Federal Home Loan Bank of Pittsburgh;

         (c)      commitments to purchase securities pursuant to Repurchase
                  Agreements;

         (d) the obligations of Seller to BankPhiladelphia under the BankPhiladelphia Loan pursuant to that certain agreement titled "Loan Agreement", dated March 31, 2000, and as further amended on June 16, 2000; provided, however, that in the event that Buyer does not purchase the USA Bancshares Loan as a Purchased Asset, as provided herein, then Buyer shall not assume the obligations of Seller under the BankPhiladelphia Loan and said BankPhiladelphia Loan shall not be an Assumed Liability hereunder;

         (e)      legal actions on Schedule G;

         (f) the contracts and personal property leases described in Schedule B;

         (g) the duties, obligations of Seller with respect to the safe deposit business conducted by Seller and the related agreements;

         (h)      Seller's obligations under the Leases; and

         (i) additional Liabilities of Seller as listed on Schedule F hereto.

SECTION 2.3 Purchase Price.

         The Purchase Price will be the sum of: the Book Value of the Purchased Assets on the Seller's Preliminary Closing Trial Balance, minus an amount equal to the Due Diligence Reserve as calculated in Section 2.6; plus the aggregate amount of the Adjustment Payment due to Seller as determined and paid according to Section 2.7 of this Agreement; minus the aggregate amount of the Book Value of the Assumed Liabilities on the Seller's Preliminary Closing Trial Balance.

SECTION 2.4 Payment at Closing.

         On the Closing Date, Buyer will transfer to Seller cash, by wire transfer in immediately available funds, in an amount (the "Preliminary Settlement Amount") equal to the Purchase Price (without consideration of the Adjustment Payment which will be paid according to Section 2.7). The Preliminary Settlement Amount will be adjusted on the Settlement Date in accordance with
Section 2.8 hereof.

SECTION 2.5 Adjustment Loans.

         (a) Concurrent with the delivery of this Agreement, Seller shall deliver to Buyer a schedule of the Loans (the "Loan Schedule"). The Loan
Schedule is attached hereto as Schedule D.

         (b) Concurrent with delivery of this Agreement, Buyer shall deliver to Seller a schedule of Loans with respect to which, in Buyer's determination, the amount of the loan loss reserve taken on Seller's balance sheet, dated as of December 31, 2000, is insufficient to adequately provide for losses inherent in the loan portfolio (the "Adjustment Loans Schedule"). The Adjustment Loan
Schedule is attached hereto as Schedule E.

SECTION 2.6 Due Diligence Reserve.

         (a) On the date of this Agreement, Buyer shall create a reserve set forth on Schedule E hereto representing the increased loan loss reserve necessary, in the determination of Buyer, to adequately reserve against the risk of loss for each of the Adjustment Loans (the "Purchase Reserve"). The aggregate amount of the Purchase Reserve for each of the Adjustment Loans is the "Due Diligence Reserve".

         (b) During the period between the date of this Agreement and the Closing Date, Buyer shall, in its reasonable discretion, make adjustments to the Purchase Reserves of the Adjustment

Loans in order to reflect the corrective action(s) set forth on Schedule E for each of the Adjustment Loans.

         (c) If, during the period between the date of this Agreement and the Closing Date, Buyer, in its reasonable discretion, determines that, with respect to a Loan (whether or not an Adjustment Loan), utilizing standards consistent with the internal standards of Buyer in the evaluation of its own loan portfolio, the amount of the loan loss reserve taken on Seller's balance sheet, dated as of December 31, 2000, is insufficient to adequately provide for losses inherent in Seller's loan portfolio, Buyer may adjust Schedule E or add the Loan to Schedule E, making the Loan an Adjustment Loan, subject to the obligation to provide written notice to Seller of the adjustment.

         (d) On the Closing Date, Buyer shall deliver to Seller any revisions to the Purchase Reserves of the Adjustment Loans, said revisions to be determined by Buyer in good faith, in its reasonable discretion, according to the criteria set forth in Section 2.6(b) and (c) (the "Closing Date Adjustment Loan Schedule").

SECTION 2.7 Due Diligence Reserve Adjustments; Payment.

         On the Closing Date, Buyer will transfer to Seller cash, by wire transfer in immediately available funds in the amount of the "Adjustment Payment" to be calculated as thirty percent (30%) of the Due Diligence Reserve, as shown on the Closing Date Adjustment Loan Schedule, plus Four Hundred Seventy-Five Thousand Dollars.

SECTION 2.8 Settlement Date Adjustments.

         (a) On a date to be agreed upon by Seller and Buyer at the Closing, which date shall not be more than thirty (30) Business Days after the Closing Date (the "Settlement Date"), Buyer will transfer to Seller or Seller will transfer to Buyer, as appropriate, an amount equal to the difference between the Preliminary Settlement Amount and the Purchase Price utilizing Book Values of the Purchased Assets and the Assumed Liabilities on the Seller's Final Closing Trial Balance. All adjusted amounts due from one party to the other on the Settlement Date will bear interest equal to the Federal Funds Effective Rate, and such interest will be paid along with payments of such adjusted amounts.

         (b) As soon as practicable, but in no event more than ten (10) Business Days after the Closing, Seller shall deliver to Buyer the Sellers Final Closing Trial Balance setting forth adjustments as determined in accordance with the provisions of Sections 2.8 (a) and shall make available to Buyer such work papers, schedules and other supporting data as may be reasonably requested by Buyer to enable it to verify the differences between the Seller's Preliminary Closing Trial Balance and the Seller's Final Closing Trial Balance. The Seller's Final Closing Trial Balance shall be final and binding for all purposes unless, within ten (10) days after receipt by Buyer of the Seller's Final Closing Trial Balance, Buyer shall notify the Seller in writing of its disagreement with any item or amount included therein or omitted therefrom, in which case, if the parties are unable to resolve the disputed issues within five (5) days after the receipt by Seller of notice of such disagreement, such objection(s) shall be resolved by an independent accounting firm selected by mutual agreement between Buyer and Seller, provided that any accounting firm which shall have provided services to Buyer or Seller or any or their respective affiliates during the twelve months period ending on the Closing Date shall be disqualified. The determination of such accounting firm shall be final and binding for all purposes. The difference between each party's determination and the accounting firm's determination of any adjustments shall be calculated and the fees of such firm shall be paid by the party having the greater difference in the aggregate. All payments to be made on the Settlement Date will be made by immediately available funds.

         (c) Except as provided in the next sentence, all payments with respect to any Loan received by the Seller on or prior to the Effective Time shall be the property of Seller and shall reduce the Book Value of the Loan by the amount of the payment allocated to payment of principal, and all payments with respect to any Loan received by the Seller or Buyer after the Effective Time shall be the property of Buyer. Any payments with respect to any Loan received after the Effective Time shall be promptly forwarded by Seller to Buyer.

SECTION 2.9 Allocation of Purchase Price.

         (a) Buyer and Seller agree that, upon final determination of the Purchase Price, the Purchase Price and the Assumed Liabilities (the "Allocation Purchase Price") shall be allocated in accordance with Annex 2.9(a) hereto.

         (b) Buyer and Seller shall report the transaction contemplated by this Agreement (including income tax reporting requirements imposed pursuant to Section 1060 of the Code) in accordance with the allocation specified on Annex 2.9(a) hereto. In the event any party hereto receives notice of a tax audit with respect to the allocation of the Allocation Purchase Price specified herein, such party shall immediately notify the other party in writing as to the date and subject of such audit.

         (c) If any federal, state or local tax return report or filing by Buyer or Seller relating to the transactions contemplated hereby and filed on the basis of the allocation set forth on Annex 2.9(a) hereto, is challenged by the taxing authority with which such return, report or filing was filed, the filing party shall assert and maintain in good faith the validity and correctness of such allocation during the audit thereof until the issuance by the taxing authority of a "30 Day Letter", or a determination of liability equivalent thereto, to such party, whereupon such party shall, in its sole discretion, have the right to pay, compromise, settle, dispute or otherwise deal with its alleged tax liability. If such a tax return, report or filing is challenged as herein described, the party filing such return, report or filing shall timely keep the other party appraised of its decisions and the current status and progress of all administrative and judicial proceedings, if any, that are undertaken at the election of the filing party.

SECTION 2.10 Transfer Taxes.

         The cost of real estate transfer taxes and recordation fees incurred in connection with the transfer of the Leases and OREO properties of the Seller and Seller's subsidiaries, contemplated herein and any other sales or transfer tax payable as a consequence of the consummation of the transactions contemplated hereby will be borne by Buyer.

SECTION 2.11 Casualty.

         In the event that any of the Facilities is damaged or destroyed by fire or other casualty prior to the Closing Date, Seller will transfer to Buyer the Purchased Assets associated with such Facility pursuant to this Agreement and the proceeds of any insurance on the Facility. Seller, in order to protect against a casualty loss, shall continue to insure the Facilities, including associated improvements and personal property, for their full insurable value up to the Effective Time. In the event that the books and records, relating to the Purchased Assets and the Assumed Liabilities, including, but not limited to, the Loan files, are destroyed by fire or other casualty, Buyer, at its option, may terminate the Agreement.

SECTION 2.12 Data Processing Services.

         From the date of this Agreement to the Closing Date, Seller will provide such assistance to Buyer as will be reasonably necessary to assist Buyer in converting and transferring all information concerning the Loans, Deposits and the other Purchased Assets and Assumed Liabilities into Buyer's own data processing system. After execution of this Agreement, Seller will provide Buyer with computer file instructions with respect to the information in its data processing system regarding the Purchased Assets and Assumed Liabilities, together with operational procedures designed to implement the transfer of such information to Buyer. Each party will designate an individual to serve as liaison concerning the transfer of data processing information and other similar operational matters.

SECTION 2.13 Certain Transitional Matters.

         (a) Buyer will, at its cost and expense, notify the Depositors on or before the Closing Date of Buyer's pending assumption of the Deposits. To the extent Seller has the legal or regulatory authority to do so, Seller hereby consents to the Buyer's use, after the Effective Time, of Seller's ABA Routing Number.

         (b) Seller and Buyer will develop appropriate procedures and arrangements to provide for settlement by Buyer of checks, drafts, withdrawal orders, returns and other items that are drawn on or chargeable against the Deposits after the Closing Date. Seller will cooperate with Buyer and take all reasonable steps requested by Buyer to ensure that, on and after the Closing Date, each item drawn against a Deposit and encoded for presentment to Seller or to any bank for the account of Seller is delivered to Buyer in a timely manner and in accordance with applicable law and clearing house rule or agreement.

         (c) Buyer will pay in accordance with law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to Buyer drawn on the Deposits by means of checks, drafts or withdrawal order forms provided by Seller, and in all other respects discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the Deposits.

         (d) Buyer will pay promptly to Seller an amount equal to the amount of any checks, drafts, withdrawal orders and/or other items in the process of collection as of the Effective Time credited to the Deposits on or before the Closing Date which are returned to Seller or to Buyer after the Closing Date. Upon receipt of payment from Buyer, Seller will promptly assign to Buyer any item so received by Seller.

         (e) Seller will remit promptly to Buyer all payments on Loans, all amounts intended as Deposits and any other amounts properly payable to Buyer rather than Seller as a result of the transactions contemplated hereby which may be received by Seller after the Effective Time.

         (f) For a period of twelve (12) months following the Closing Date, upon request either to Seller or Buyer from any state or the federal government to reclaim funds relating to forged or improperly credited or issued social security, unemployment, welfare or similar checks credited by Seller to a Deposit account before the Effective Time, Buyer hereby will honor such request, but only to the extent of the balance in the relevant account at the date of such request. Buyer will assign to Seller all right, title and interest in any such check returned to it by any such governmental entity and Seller will remain liable for any deficiency still owing.

SECTION 2.14 IRA.

         If the transfer of any IRA account requires the consent of any customer, Seller will, at its own expense, use reasonable commercial efforts to obtain such consent before the Closing Date. On the Closing Date, Seller will assign, transfer and deliver IRA accounts as to which consents have been obtained together with all assets held in such accounts, and Buyer thereafter will assume all liabilities relating thereto and deliver to Seller appropriate documents evidencing such assumption.

SECTION 2.15 Stop Payment Items.

         Buyer will honor all stop payment orders related to any Deposits initiated before the Effective Time and reflected in stop payment documents delivered to Buyer on the Closing Date or thereafter, including any surety bonds issued with respect thereto which Seller will assign to Buyer. If Buyer makes any payment in violation of any stop order after having received appropriate documentation, Buyer will be solely liable for any such payment and will indemnify, hold harmless and defend Seller from and against all Damages arising out of any such payment. If Buyer makes any payment in violation of a stop payment order initiated before the Effective Time but not reflected in stop payment documents delivered to Buyer before such payment, Seller will indemnify, hold harmless and defend Buyer from and against all Damages arising out of any such payment.

SECTION 2.16 Record Retention.

         From and after the Closing Date, Buyer will preserve and safely keep, for so long as may be required under applicable law, all of the files, books of account and records transferred to Buyer under this Agreement. Upon not less than five (5) Business Days prior notice, Buyer will permit Seller or its representatives at any reasonable time and at Seller's expense, to inspect, make extracts from or copies of, any such files, books of account or records as Seller deems reasonably necessary, provided that such activities do not unreasonably interfere with Buyer's business operations.

SECTION 2.17 Bank Premises.

         Buyer will be entitled to possession and control of the Facilities on and after the Effective Time.

SECTION 2.18 Interest Reporting.

         Buyer will report from January 1, 2001 through December 31, 2001, all interest credited to, interest premiums paid on, interest withheld from and early withdrawal penalties charged to the Deposits. Seller warrants that the information that it provides to Buyer with respect to the aforementioned interest reporting is accurate. Such reports will be made to the holders of accounts relating to Deposits and to the applicable federal and state regulatory agencies. Buyer shall also be responsible for reporting any interest received on the outstanding Loans.

SECTION 2.19 Withholding.

         On or before the Closing Date Seller will deliver to Buyer a list of all customers who have received "B" notices (TINs do not match) and "C" notices (under reporting/IRS imposed withholder) issued by the IRS relating to the Deposits. Following the Closing Date, Seller will promptly deliver to Buyer (i) any and all similar notices regarding such Deposits received from the IRS and
(ii) all notices received from the IRS releasing any governmental agency restriction on such Deposits. Any amounts required by any governmental agency to be withheld from any such Deposits (the "Withholding Obligations") or any penalties imposed by any governmental agency will be handled as follows:

         (a) Any Withholding Obligation required to be remitted to the appropriate governmental agency on or before the Closing Date will be withheld and remitted by Seller, and any other sums withheld by Seller pursuant to Withholding Obligations before the Closing Date will also be remitted by Seller to the appropriate governmental agency on or before the time they are due;

         (b) Any Withholding Obligation required to be remitted to the appropriate governmental agency after the Closing Date with respect to Withholding Obligations after the Closing Date and not withheld as set forth in
Section 2.19(a) will be withheld and remitted by Buyer. Within two (2) Business Days of receipt of any such notice by Seller, Seller will notify Buyer, and Buyer will comply with the notification requirements;

         (c) Up to and including the date twelve (12) months from the Closing Date, any penalties described on "B" notices from the IRS or any similar penalties which relate to the Deposits will be paid by Seller promptly upon receipt of the notice, providing such penalty assessment resulted from Seller's acts, policies or omissions, and any efforts to reduce such penalties will be the responsibility of Seller; and

         (d) Up to and including the date twelve (12) months from the Closing Date, any penalties assessed due to information missing from information filings regarding the Deposits for years prior to 2001, including, without limitation, 1099 forms, will be paid by Seller promptly upon receipt of the notice providing such penalty assessment resulting from Seller's acts, policies or omissions, and any efforts to reduce such penalties will be the responsibility of Seller.

SECTION 2.20 Further Assurances.

         After the Closing, Buyer and Seller will execute and deliver such instruments and take such other actions as the other party may reasonably request in order to evidence the transactions contemplated hereby and to comply with reporting requirements under the Code.


                                   ARTICLE III
                                     CLOSING

SECTION 3.1 Closing Date.

         Upon the terms and subject to the conditions of this Agreement, the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the principal office of Buyer located at 732 Montgomery Avenue, Narberth, Pennsylvania (which Closing shall be effective as of the Effective Time). The Closing shall be held on the third Business Day following the delivery by Seller to Buyer of Seller's Preliminary Closing Trial Balance, and after the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VI hereof (other than obligations to be performed at the Closing), or at such other place, or at such other time or on such other date as Seller and Buyer may mutually agree in writing. Seller's Preliminary Closing Trial Balance shall be dated as of the last day of the month immediately preceding the Closing Date. Seller shall prepare and deliver to Buyer Seller's Preliminary Closing Trial Balance no later than ten (10) Business Days after the date of Seller's Preliminary Closing Trial Balance and shall make available to Buyer such work papers, schedules and other supporting data as may be reasonably requested by Buyer to enable it to verify that Seller's Preliminary Closing Trial Balance is in conformity with GAAP. Buyer shall give written notice to Seller within two (2) Business Days of such delivery of any objections by Buyer to Seller's Preliminary Closing Trial Balance, in which case, if Buyer and Seller are unable to resolve the objections(s) within two (2) days after the receipt by Seller of notice of such objection, such objection(s) shall be resolved by an independent accounting firm selected by mutual agreement between Buyer and Seller, provided that any accounting firm which shall have provided services to Buyer or Seller or any or their respective affiliates during the twelve months period ending on the Closing Date shall be disqualified. The determination of such accounting firm shall be final and binding for all purposes. The difference between each party's determination and the accounting firm's determination of any adjustments shall be calculated and the fees of such firm shall be paid by the party having the greater difference in the aggregate.

SECTION 3.2 Seller's Deliveries.

         On or before the Closing Date, Seller shall deliver to Buyer, duly executed and acknowledged where required:

         (a) A bill of sale for the Purchased Assets in substantially the form of Exhibit I hereto (the "Bill of Sale"), pursuant to which the Purchased Assets (other than the assumed Leases) shall be transferred to Buyer;

         (b) An assignment and assumption agreement with respect to the Assumed Liabilities in substantially the form of Exhibit II hereto (the "Assignment and Assumption Agreement");

         (c) Leases, assignment and assumption agreements with respect to each of the Leases in substantially the form of Exhibit III hereto (the "Lease Assignments");

         (d) Subject to the provisions of Section 5.10, such consents of landlords under the Leases as shall be required pursuant to the terms of such Leases for the assignment of the Leases to Buyer and (to the extent practicable) to the release of Seller from liability thereunder (the "Landlord Consents") and any required consents of the landlords to the execution of the Lease Agreements;

         (e) An Officer's Certificate as set forth on Exhibit VI hereto;

         (f) A Secretary's Certificate to the effect that the Board of Directors and the shareholders of Seller have approved the transactions contemplated by this Agreement without contingency or condition;

         (g) An opinion of counsel of Seller (which opinion shall not be from in-house counsel), dated the Closing Date, in form and substance reasonably satisfactory to Buyer to the effect that: (i) Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, with full corporate power and authority to enter into and perform its obligations under this Agreement;(ii) this Agreement and the other closing documents delivered and executed by any of the Sellers have been duly and validly authorized, executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer) are legal, valid and binding obligations of Seller to the extent it is a party thereto, enforceable against Seller in accordance with their respective terms, except as enforcement may be limited by receivership, conservatorship, and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditor's rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies;

         (h) An opinion of counsel of Seller, dated the Closing date, relating to certain tax matters, substantially in the form attached as Exhibit VII;

         (i) The resignation of Seller as trustee or custodian, as applicable, with respect to each IRA, Keogh Plan or Employee Pension Plan Deposit account included in the Deposits and the designation of Buyer as successor trustee or custodian with respect thereto;

         (j) The FIRPTA Affidavits;

         (k) Physical possession of all Purchased Assets as are capable of physical delivery;

         (l) Possession of all Loan files and collateral in the custody of Seller relating to the Loans;

         (l) Such other documents as are necessary to effect the transactions contemplated hereby as Buyer shall reasonably request; and

         (m) Possession of all indices of ownership in Seller's intangible assets included in the Purchased Assets, including, but not limited to, the Investment Portfolio.

SECTION 3.3 Buyer's Deliveries.

         On or before the Closing Date, Buyer shall deliver to Seller, duly executed and acknowledged where required:

         (a) The Assignment and Assumption Agreement;

         (b) Buyer's acceptance of its appointment as successor trustee or custodian, as applicable, as of the Effective Time, of the IRA, Keogh Plan and Employee Pension Plan deposit accounts included in the Deposits and its assumption of the fiduciary obligations of the trustee or custodian with respect thereto;

         (c) The Lease Assignments and such other instruments and documents as any landlord under a Lease may reasonably require as necessary or desirable for providing for the assumption by Buyer of such Lease, as applicable, each such instrument and document in the form and substance reasonably satisfactory to the parties hereto and dated as of the Closing Date;

         (d) An Officer's Certificate in form attached as Exhibit VIII hereto;

         (e) An opinion of Shumaker Williams, P.C., dated the Closing Date, in the form and substance reasonably satisfactory to Seller, to the effect that (i) Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, with full corporate power and authority to enter into and perform its obligations under this Agreement; and (ii) this Agreement and the other closing documents executed and delivered by Buyer have been duly and validly authorized, executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) are legal, valid and binding obligation of Buyer, to the extent it is a party thereto, enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies of the waiver of rights or remedies; and

         (f) Such other documents as are necessary to effect the transactions contemplated hereby as Seller shall reasonably request.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties of Seller.

         In this Article IV, "Seller" means Bank, Crusader and AIC and their respective subsidiaries, as applicable, but excluding the Excluded Subsidiaries, unless the context clearly indicates only one entity. Seller represents and warrants to Buyer as follows:

         (a) Corporate Organization and Qualification. Bank is a federally chartered savings bank, duly incorporated, validly existing and in good standing under the laws of the United States of America and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Bank requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on Bank and its subsidiaries, taken as a whole. Bank has the requisite corporate power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its respective business as now being conducted and to own its properties and assets. Bank is a member in good standing of the Federal Home Loan Bank of Pittsburgh. Bank has made available to Buyer a complete and correct copy of the articles of incorporation or charter and bylaws of Bank and such charter or articles, as applicable, and such bylaws are in full force and effect as of the date hereof.

         Crusader is a corporation, duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Crusader requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on Crusader and its subsidiaries, taken as a whole. Crusader has the requisite corporate power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its respective businesses as now being conducted and to own its properties and assets. Crusader has made available to Buyer a complete and correct copy of the articles of incorporation and bylaws of Crusader and such articles and bylaws are in full force and effect as of the date hereof.

         AIC is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by AIC requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on AIC and its subsidiaries, taken as a whole. AIC has the requisite corporate power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its respective businesses as now being conducted and to own its properties and assets. AIC has made available to Buyer a complete and correct copy of the articles of incorporation and bylaws of AIC and such articles and bylaws are in full force and effect as of the date hereof.

         (b) Authorized Capital. Except as set forth on Annex 4.1(b), all of the authorized capital stock of Bank is owned free and clear of all liens, pledges, security interests, claims or other encumbrances by Crusader. Bank has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The outstanding shares of capital stock of Bank have not been issued in violation of any preemptive rights. Except as set forth on Annex 4.1(b) there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Bank.

         (c) Subsidiaries. Except as listed and described in Annex 4.1(c), Seller does not own any equity interest in any corporation, partnership, limited liability company, trust, joint venture or other legal entity. Each wholly-owned subsidiary of Seller organized as a corporation is duly organized and existing as a corporation, is in good standing under the laws of the jurisdiction in which it was organized, and has adequate corporate power to carry on its business as now conducted. All of the outstanding capital stock of all such subsidiaries has been validly issued, is fully paid and nonassessable and is owned by Seller, free and clear of all liens, security interests and encumbrances. None of the subsidiaries make use of fictitious names, except as listed in Annex 4.1(c), in the conduct of their respective businesses.

         (d) Corporate Authority. Subject only to approval of this Agreement by the holders of the number of votes required by Seller's articles of incorporation, charter or bylaws, (without any minority, class or series voting requirement), and, subject to the regulatory approvals specified in Section 6.1(b), Seller has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to Seller contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligations of Seller enforceable against it, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

         (e) No Violations. The execution, delivery and performance of this Agreement by Seller does not and the consummation of the transactions contemplated hereby by Seller, will not, constitute (i) subject to receipt of the required regulatory approvals referenced in Section 6.1(b), a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Purchase,
(ii) a breach or violation of, or a default under Seller's articles of incorporation, charter, or bylaws of Seller, or (iii) except as disclosed in Annex 4.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of their respective properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect or enable any person to enjoin the Purchase; and the consummation of the transactions contemplated hereby by Seller will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) all required approvals, consents and waivers of governmental authorities, (ii) the approval of its shareholder referred to in Section 4.1(d), (iii) any such approval, consent or waiver that already has been obtained, and (iv) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on it or enable any person to enjoin the Purchase.

         (f) Reports. Except as set forth in Annex 4.1(f), Seller has timely filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1999 with (A) the OTS, (B) the FDIC, (C) the SEC, (D) any required state banking department or commission or other regulatory authority ("State Regulator") and collectively with the OTS and the FDIC, the "Seller Regulatory Agencies", and
(E) any other regulatory authority, and all other material reports and statements required to be filed by it since January 1, 1999 including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any Seller Regulatory Agency and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

         (g) Absence of Certain Changes or Events. Except as disclosed on Annex 4.1(g), since June 30, 2000, to the date hereof, Seller has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

         (h) Taxes. Seller's federal income tax returns have been examined and closed or otherwise closed by operation of law through 1996. All federal, state, local and foreign tax returns required to be filed by it or on its behalf have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to Seller's Knowledge, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on Seller's consolidated financial statements dated as of December 31, 2000, (in accordance with GAAP) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued (all as listed on Annex 4.1(h)). Adequate provision has been made on Seller's consolidated financial statements dated as of December 31, 2000, (in accordance with GAAP) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to Seller's Knowledge threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on Seller's consolidated financial statements dated as of December 31, 2000, (in accordance with GAAP). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due from Seller that is currently in effect.

         (i) Litigation and Liabilities. Except as set forth in Annex 4.1(i), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to Seller's Knowledge, threatened against Seller or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it, that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

         (j) Absence of Regulatory Actions. Except as set forth in Annex 4.1(j), Seller is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the Seller Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits nor has it been advised by any Seller Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

         (k) Agreements.

             (i) Except as set forth in Annex 4.1(k), as of the date of this Agreement, Seller is not a party to, or bound by, any oral or written:

                 (A) "material contract" as such term is defined in Item
             601(b)(10) of Regulation S-K promulgated by the SEC; or

                 (B) any agreement not terminable on thirty (30) days or less notice involving the payment of more than $25,000 per annum, in the case of any such agreement.

             (ii) Seller is not in default under or, to Seller's Knowledge, in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by to which any of its respective properties or assets is subject.

         (l) Labor Matters. Seller is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or, to Seller's Knowledge, threatened.

         (m) Facility Closing. Seller has or will prior to Closing, comply with all obligations regarding Facility closings and/or work force terminations, including but not limited to WARN Act notices and requirements under the WARN Act, if necessary.

         (n) Leases; Title to Property; Encumbrances.

                  (i) Seller has at the Closing Date or will have, good and marketable title, or leasehold to the each of the Purchased Assets, and in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge of any nature whatsoever, which would interfere with or otherwise prevent the Buyer from having quiet enjoyment of the real estate, ownership possession and quiet enjoyment of the other assets or ownership of the deposits or the safe deposit business to be transferred in accordance with this Agreement. Buyer will obtain good and marketable title, free and clear of any lien, claim or encumbrance to all of the Purchased Assets (except for easements of record which shall not unreasonably interfere with Buyer's quiet enjoyment of the real estate).

                  (ii) Seller has delivered to Buyer a complete and correct copy of the Leases relating to the Facilities, such Leases are listed in Schedule C attached hereto. Each lease is valid and there does not exist with respect to Seller's obligations thereunder, or to Seller's Knowledge, with respect to the obligation of any lessor thereunder, any material default or event or condition which, after notice or lapse of time or both, would constitute a material default thereunder and, to Seller's Knowledge, there is no condemnation proceeding or other proceedings in the nature of eminent domain pending or threatened which would preclude or materially impair the use of the Facilities as presently being used in the conduct of the business of Seller.

                  (iii) The leaseholds, leasehold improvements, banking equipment, fixtures, and furniture being sold are all of the physical assets owned by Seller and used by it to conduct the business of the Facilities as of the date hereof.

                  (iv) Except as set forth in Annex 4.1(n), all buildings, structures and improvements on the real property leased by Seller are in good condition, ordinary wear and tear excepted, and are free from structural defects in all material respects. The equipment, including heating, air conditioning and ventilation equipment owned by it, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

                  (v) No notice or citations of any violation of private restrictions or any zoning regulations, laws, or other directives, building, fire or other regulating laws, statutes, ordinances and regulations relating to the Facilities has been received by Seller and is currently outstanding and uncured.

                  (vi) Seller warrants that it has not received notice of nor, to Seller's Knowledge, are there any pending improvement assessments against the Facilities which remain uncomplied with or unpaid.

                  (vii) Seller has delivered to Buyer (or will deliver prior to Closing) complete and correct copies of the Leases as well as all leases, if any, of personal property used at the Facilities and being transferred pursuant hereto. All such leases are valid and subsisting, and there does not exist with respect to Seller's obligations thereunder, or to Seller's Knowledge with respect to the obligation of any lessor thereunder, any default, or any event or condition which, after notice or lapse of time or both, would constitute a default, and, to Seller's Knowledge there is no condemnation or similar proceeding pending or threatened which would preclude or impair the use of the Facilities as presently being used in the conduct of the business of Seller. Seller has no actual knowledge and has received no written notice of any proposed assessments against such Facilities for public improvements or any notice that the current use of any of the Facilities violates any law, ordinance, rule or regulation, including but not limited to, laws relating to zoning, lane division, the environment, building, fire, health and safety, of such Facilities.

         (o) Compliance with Laws. Seller has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to Seller's Knowledge no suspension or cancellation of any of them is threatened.

         (p) Fees. Except as set forth in Annex 4.1(p), neither Seller nor any of its respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

     (q) Environmental Matters.

Except as set forth in Annex 4.1(q) hereto:

         (i) Seller has not been and is not now in violation of or liable under any Environmental Laws.

         (ii) To Seller's Knowledge, after reasonable investigation, none of the Seller Loan Portfolio Properties and Other Properties Owned have been or are in violation of or liable under any Environmental Laws.

         (iii) To Seller's Knowledge, after reasonable investigation, there is no environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate acquired (by means of foreclosure or exercise of any other creditor's right) or leased by Seller, except as disclosed in Annex 4.1(q). In particular, without limiting the generality of the foregoing sentence, except as disclosed in Annex 4.1(q), to Seller's
     Knowledge: (i) no materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate acquired (by means of foreclosure or exercise of any other creditor's right) or leased by Seller; (ii) no electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate acquired (by means of foreclosure or exercise of any other creditor's right) or leased by Seller; (iii) no underground storage tanks for the storage of gasoline, petroleum products or other toxic or Hazardous Substances are or have ever been located on any of the real estate acquired (by means of foreclosure or exercise of any other creditor's right) or leased by Seller.

         (iv) Except as previously disclosed in Annex 4.1(q), there is no legal, administrative, arbitration or other proceeding, claim, action, or to Seller's Knowledge, cause of action or governmental investigation of any nature seeking to impose, or that could result in the imposition, on Seller of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to Seller's Knowledge threatened against Seller; there is no reasonable basis for any such proceeding, claim, action or governmental investigation; and Seller is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     (r) Allowance. Including the determinations made and to be made by Buyer pursuant to Section 2.5 or 2.6 hereof, the allowance for loan and lease losses shown on Seller's consolidated statement of financial condition as of December 31, 2000, was, and the allowance for loan and lease losses shown on Seller's consolidated statement of financial condition for periods ending after the date of this Agreement will be, in the opinion of management of Seller and Seller's Regulatory Agencies, adequate, as of the date thereof, under generally accepted accounting principles applicable to thrifts and all other applicable regulatory requirements for all losses reasonably anticipated in the ordinary course of business as of the date thereof based on information available as of such date. Seller has disclosed to Buyer in writing prior to the date hereof the amounts of all Loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of it that it has classified internally as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import, and shall promptly after the end of each calendar quarter after the date hereof and on the Closing Date inform Buyer of the amount of each such classification. The OREO and in-substance foreclosures included in any of its non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management valuations.

     (s) Insurance. In the judgment of Seller's management, Seller is presently insured, and has been insured, in adequate amounts. All of the insurance policies and bonds maintained by Seller are in full force and effect, Seller is not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

     (t) Books and Records. Seller's books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     (u) Board Action. Seller's boards of directors (at meetings duly called and held) have been duly convened and by the requisite vote of all directors (a) determined that the Purchase is advisable and in the best interests of it and its shareholder(s), (b) approved this Agreement and the transactions contemplated hereby and thereby and (c) directed that the Agreement be submitted for to a vote of its shareholders entitled to vote thereon at a special meeting of the shareholder(s).

     (v) Fairness Opinions. Crusader's board of directors has received an opinion no later than the date of this Agreement from Howard, Lawson & Co., LLC, which shall be confirmed in writing and a copy of which shall promptly be furnished to Buyer, to the effect that, subject to the qualifications and assumptions thereof, the consideration to be received by Crusader's shareholders from the net proceeds of the transactions contemplated by this Agreement is fair to such holders from a financial point of view as of the date of this Agreement.

     (w) Fidelity Bonds. Since at least December 31, 1998, the Bank has continuously maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as shown on Annex 4.1(w). Except for the claim described on Annex 4.1(w), since December 31, 1998, the aggregate amount of all potential claims under such bonds has not exceeded $100,000 and is not aware of any facts which would reasonably form the basis of a claim under such bonds. The Bank has no reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage. A copy of such fidelity bond, as in effect as of the date of this Agreement, is attached to this Agreement as Annex 4.1(w).

     (x) Licenses and Permits. Seller has all material licenses, permits, easements and rights of way, including proof of dedication, building permits, certificates of occupancy and occupancy permits which are required from any governmental authority having jurisdiction over the real property and the Facilities (other than permits or authorizations required pursuant to Environmental Laws) or from private parties as necessary to make use of the real property and the Facilities and in order to insure adequate vehicular and pedestrian ingress and egress to the real property and the Facilities, except where the failure to hold such licenses, permits, easements and rights of way would not result in a Material Adverse Effect.

     (y) Loans. Except as set forth in Annex 4.1(y), Seller hereby represents and warrants that, as to each Loan sold hereunder, as of the date specified below or, if no such date is specified, then as of the Closing Date,:

         (i) Validity of Loans. The Loans have been lawfully made, constitute valid, subsisting and enforceable debts of the obligors, have been incurred in the ordinary course of business, are subject to the terms of payment as shall have been agreed upon between Seller and each customer and Seller does not know of any applicable set off or counterclaim.

         (ii) List of Loans. A list of all Loans thirty (30) days or more past due as of January 31, 2001 is set forth in Annex 4.1(y). No part of the amount collectible under any Loan is contingent upon performance by Seller of any obligation and no agreement for participation, in which Seller has relinquished or agreed to share control with a participation in management of the facility, or agreement providing for deductions or discounts have been made with respect to any part of such debts, except as expressly disclosed in Annex 4.1(y).

         (iii) Lender's Liability. To Seller's Knowledge, there are no pending, threatened or expected actions in connection with any Loans relating to claims based on theories of "lenders' liability" or any other basis.

         (iv) Sole Owner; Good Title. Seller is transferring good and marketable title to the Loan to Buyer free and clear of any and all encumbrances, liens, pledges, equities, claims, charges, rights of first refusal or similar rights, or security interests of any nature encumbering such Loan.

         (v) Validity of the Loan Documents. The note and the related mortgage or security documents, if any, are legal, valid and binding obligations of the maker thereof, enforceable in accordance with the respective terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation or other similar laws or equitable principles relating to or affecting the enforcement of creditors' rights generally.

         (vi)   Valid Lien. Each Loan (A) was originated or purchased by Seller,
                (B) to the extent secured, is secured by a valid and enforceable lien on the related mortgaged property (including all improvements on the mortgaged property), or collateral therefor, which lien is assignable, and (C) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for practical recovery against any mortgaged property or collateral therefor.

         (vii) Loan Origination. Each Loan complied at the time the Loan was originated in all material respects with all applicable requirements of applicable federal, state, and local laws and regulations thereunder.

         (viii) Loan Servicing. The servicing practices of Seller and its agents used with respect to the Loans have been customary industry practices in all material respects.

         (ix) No Modifications. Neither Seller nor any prior holder of the Loan has impaired, waived, altered or modified the related mortgage or security documents, if any, or note in any material respect, except as appears in the Loan file or as is reflected in Annex 4.1(y).

         (x) Taxes, Assessments and Other Charges. To Seller's Knowledge, all taxes, governmental assessments, water charges, sewer charges, and municipal charges affecting the related mortgaged property, if any, which previously become due and owing in respect of such mortgaged property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.

         (xi) No Condemnation. There is no proceeding pending for the total or partial condemnation of the related mortgaged property, if any.

         (xii) Hazard Insurance. All buildings upon the related mortgaged property, if any, are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such mortgaged property is located and all such insurance policies contain a standard mortgage clause naming the originator of the Loan, its successors and assigns, as mortgagee.

         (xiii) No Satisfaction of Mortgage or Security Documents. Except as appears in the Loan file, the mortgage or security documents, if any, have not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related mortgaged property or collateral has not been released from the lien of such mortgage or security documents, in whole or in part, nor has any instrument been executed that would effect any such release, satisfaction, cancellation, subordination or recission.

         (xiv) No Defenses. The note and the related mortgage or security documents, if any, are not subject to any right of recission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of such note and mortgage or security documents, or the exercise of any right thereunder, render such mortgage or security documents unenforceable, in whole or in part.

         (xv) Loan Closed. The Loan has closed and, except with respect to the open end Loans, the proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Loan and the recording of the mortgage or security documents, if any, were paid, and the obligor is not entitled to any refund of any amounts paid or due under the note, mortgage or security documents.

         (xvi) Trustee for Deed of Trust. In the event the related mortgage, if any, constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been designated and currently so serves, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the obligor, and only from the proceeds of such sale.

         (xvii) Collection Practices; Interest Rate Adjustments. The collection practices (whether the practices of Seller or its servicing agent) used with respect to the Loan have been legal in all material respects. Except as set forth on Annex 4.1(y), Seller and its servicing agent have made all interest rate adjustments to any mortgage Loan in accordance with the terms of the note and the related mortgage or security documents, if any, and has complied and is in compliance in all material respects with all federal, state and other applicable laws, rules and regulations, including orders, writs, decrees, injunctions and other requirements of any court or governmental authorities having jurisdiction over adjustable rate mortgages.

         (xviii) RESPA. With respect to each Loan which is a residential mortgage loan, Seller has given the notice required by Section 6 of the Real Estate Settlement Procedures Act ("RESPA") of the transfer of the servicing of the Loans.

         (z) TIN Certification. Seller has complied in all material respects with all applicable laws in obtaining, maintaining and servicing the Deposit Liabilities, including the use of due diligence relating to taxpayer identification number compliance with respect to depositors.

         (aa) Deposits. The Deposits to be transferred pursuant to this Agreement are fully enforceable and in material compliance with all applicable laws and rules and regulations in all material respects including, by way of illustration and not limitation, their terms, interest rates and administration.

         (bb) Deposit Insurance. The Deposits to be transferred pursuant to this Agreement are insured by the SAIF, as administered by the FDIC up to the maximum extent permitted by law. Seller has filed all reports and paid all premiums and assessments required under the Federal Deposit Insurance Act.

         (cc) INTENTIONALLY OMITTED

         (dd) Title to Assets. Except as described in Annex 4.1(dd), Seller owns the Purchased Assets, free and clear of any mortgage, pledge, lien, security, interest, conditional sales agreement, lease, encumbrance or charge of any nature whatsoever, except:

              (i) liens for current taxes or assessments which are not yet due and payable or are being contested by Seller in good faith;

              (ii) builders', mechanics', materialmen's, or other similar liens arising and continuing in the ordinary course of business for obligations which are not yet due and payable;

              (iii) statutory and other similar liens which are not yet due and payable and which do not materially affect the value of the Purchased Assets subject thereto or the usefulness of such Purchased Assets to the business of the Facilities; and

              (iv) easements of record which shall not unreasonably interfere with Buyer's quiet enjoyment of the real estate. At the Closing Date, Buyer will obtain good and marketable title, free and clear of any lien, claim or encumbrance (except as described in the preceding sentence) to all of the Purchased Assets.

         (ee) Regulatory Compliance - OTS. Seller is in compliance in all material respects with the applicable rules, regulations and directives of the OTS, except as noted in Annex 4.1(ee).

         (ff) Regulatory Compliance - FDIC. Except as noted in Annex 4.1(ff), Seller is in compliance in all material respects with the rules and regulations of the FDIC to the extent such rules and regulations are deemed applicable by regulatory determination.

         (gg) Capital Compliance. The capital status of Seller as of the date hereof will not impair the Closing.

         (hh) Assessments Fully Paid. All payments, fees and charges assessed by appropriate local, state and federal agencies against Seller, and due on or prior to the date of this Agreement, have been paid in full.

         (ii) Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Seller's involvement in the transactions contemplated hereby) nor any schedule, annex, or exhibit (including without limitation Annex 4.1(ii), certificate, or other written statement or document delivered by Seller to Buyer in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by Seller to Buyer, both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading. Except as expressly set forth in this Section 4.1, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Seller, the Assets, the Liabilities of Seller or the business of Seller, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

         (jj) Repurchase Agreements. With respect to any agreement, pursuant to which Seller has purchased securities subject to an agreement to resell, if any, Seller has a valid, perfected first lien or security interest in the government securities or other collateral securing the Repurchase Agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. Except as disclosed in Annex 4.1(jj), which identifies location and type of securities, Seller maintains physical possession of purchased securities that are subject to an agreement to resell.

         (kk) Assumability of Contracts and Leases. Except as listed on Annex 4.1(kk), the Leases, and each lease identified on Schedule B, is assumable and assignable and does not contain any term or provision that would accelerate or increase payments that would otherwise be due by Seller to such person or entity, or change or modify the provisions or terms of such leases, contracts and agreements by reason of this Agreement or the transactions contemplated hereby. Each lease identified on Schedule B is valid and in effect in accordance with its respective terms, and there is not, under any of such leases, on the part of the lessee any material existing default or any event which with notice or lapse of time, or both, would constitute such a default.

         (ll) Tenants. The tenants or other occupants (other than Seller and Crusader Servicing Corporation) of the Facilities are listed on Annex 4.1(ll).

         (mm) CRA Compliance. The Bank has received a Needs Improvement Community Reinvestment Act compliance rating. To Seller's Knowledge, there are no facts or circumstances which would prevent the Bank from receiving the same or improved ratings upon its next appropriate examination.

         (nn) Derivatives. Except as set forth in Annex 4.1(nn) and pursuant to any judgments, orders, decrees or directives, Seller does not own or hold any derivatives, "caps", or "floors", in its Investment Portfolio.

         (oo) Employment Obligations. Seller has fulfilled all of its obligations under any previous or current Seller employment contract or agreement, employee health and welfare benefit plans, severance, incentive and any other employee benefit plans, programs or policies in respect to any of its present or former employees, officers or directors.

         (pp) Proxy Statement, Etc. Except for information relating to Buyer and its subsidiaries, neither (i) the Proxy Statement (as defined in Section 5.7 of this Agreement) or any amendment or supplement thereto, at the time it is filed with the SEC, at the time the Proxy Statement is mailed to the shareholders of Crusader or at the date of the Crusader Shareholders Meeting (defined in Section 5.6) nor (ii) any other documents to be filed by Crusader with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (qq) Owned Software. The current software applications used by Seller in the operation of its business are set forth on Annex 4.1(qq) (the "Software"). To the extent that any of the Software has been designed or developed by Seller's management information or development staff or by consultants on Seller's behalf, such Software is original and capable of copyright protection in the United States, and Seller has complete rights to and ownership of such Software, including possession of, or ready access to, the source code for such Software in its most recent version. No part of any such Software is an imitation or copy of, or infringes upon the software of any other person or entity, including, without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets and rights of privacy or publicity. Seller has not sold, assigned, licensed, distributed or in any other way disposed of or encumbered any of the Software.

         (rr) Licensed Software. The Software, to the extent it is licensed from third party licensors or constitutes "off-the-shelf" software, is held by Seller legitimately and is fully transferable hereunder without any third party consent. All of Seller's computer hardware has legitimately licensed software installed therein.

         (ss) No Errors; Nonconformity. The Software is free from any material defect or programming or documentation error, operates and runs in a reasonable and efficient business manner and conforms to the stated specifications thereof, and, with respect to owned Software, the applications can be recreated from their associated source codes.

         (tt) No Bugs or Viruses. Seller has not knowingly altered its data, or any Software or any supporting software which may, in turn, damage the integrity of the data, stored in electronic, optical, or magnetic or other form. To Seller's Knowledge, no bugs or viruses exist with respect to the Software.

         (uu) Documentation. Seller has furnished Buyer with true and accurate copies of all documentation (end user or otherwise) in its possession relating to the use, maintenance and operation of the Software.

         (vv) Employee Benefit Plans. Annex 4.1(vv) contains a complete list of all of Seller's pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, in respect to any of its present or former directors, officers or other employees (hereinafter referred to collectively as the "Employee Plans").

               (i) All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties, taxes or other events under Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it.

               (ii) No liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001 (a)(15) of ERISA) currently or formerly maintained by Seller or any entity which is considered one employer with Seller under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

              (iii) No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or single employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

              (iv) Neither has Seller provided, nor is Seller required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliat pursuant to
                     Section 401(a)(29) of the Code.

              (v) Neither Seller nor any ERISA Affiliate has contributed to any " multi-employer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980.

              (vi) Each Employee Plan of Seller which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the IRS covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter; each such Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of
                     Section 401(a) of the Code.

              (vii) Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

              (viii) Neither Seller nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

               (ix) There is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan, other than routine claims for benefits.

               (x) There has been no announcement or legally binding commitment by Seller to create an additional Employee Plan, or to amend an Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such. Seller does not have any obligations for retiree health and life benefits under any Employee Plan that cannot be terminated without incurring any liability thereunder.

               (xi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Seller to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit.

              (xii) All annual reports have been filed timely with respect to each Employee Plan, it has made available to Buyer a true and correct copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1987, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

              (xiii) Seller has no retiree health benefit plans except as required to be maintained by COBRA.

         (ww) Material Interests of Certain Persons. Except as noted in Annex 4.1(ww), none of Seller's respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

         (xx) No Guarantees. Except as disclosed in Annex 4.1(xx), Seller is not obligated as guarantor, co-signor or surety (or otherwise in a secondary liability capacity) for any obligation of any kind of any other person or entity.

         (yy) Loan Portfolio. Except as disclosed in Annex 4.1(yy), all evidences of indebtedness reflected as Assets of Seller on Seller's Trial Balance as of the date of this Agreement are in all material respects binding obligations of the respective primary obligors associated therewith, and to Seller's Knowledge, no material amount thereof is subject to any defenses which may be asserted against Seller. Except as set forth in Annex 4.1(yy) or as contained in Seller's Loan files, Seller has delivered to Buyer a true and correct list and brief description of all real property (other than personal residences) in which Seller or any subsidiary has an interest as creditor or mortgagee securing an amount or amounts greater than $250,000 to one borrower, or a series of related borrowers. Except as set forth on Annex 4.1(yy), there are no outstanding Loans held by Seller with an unpaid balance of $25,000 or more which are currently in default. For purposes hereof, "default" shall include, but not be limited to, a failure of an obligor to make payments with respect to any Loans for 60 days or more past the due date for such payment; and

         (zz) Powers of Attorney, Guarantees. Except as set forth in Annex 4.1(zz), Seller has no power of attorney outstanding, or any obligation or liability, either actual, accruing or contingent, as guarantor, surety, cosigner, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the ordinary course of business which are listed in Annex 4.1(zz).

         (aaa) Mortgage Banking Operations and Activities. Except as set forth in Annex 4.1(aaa):

               (i) Seller (A) has all certifications, authorizations, licenses, permits and other approvals ("Licenses") necessary to conduct its current mortgage banking business and is in compliance therewith in all material respects,
                      (B) is in compliance in all material respects with all applicable investor requirements, federal and state statutes and regulations and with the underwriting and servicing guidelines of the Federal Home Loan Mortgage Corporation ("FHLMC"), and the Federal National Mortgage Association ("FNMA"), the Department of Veteran's Affairs ("VA") and the Federal Housing

                      Administration ("FHA"), including but not limited to those statutes, regulations and guidelines governing the origination, recordation or servicing of mortgage loans closed, originated or serviced by Seller ("Mortgage Loans"), the obtaining of appropriate loan documentation and insurance policies, the calculation of interest rate adjustments, the maintenance of escrow accounts and filing of all documents required by the Code, (C) is in compliance in all material respects with all mortgage servicing agreements to which it is currently a party (true and complete copies of which Seller previously made available to Buyer), and such agreements are valid and binding obligations of Seller, are in full force and effect and are enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law), and (D) is in compliance in all material respects with all FHA insurance certificates, VA guaranty certificates or policies of private mortgage insurance covering the Loans in its loan portfolio or loan servicing portfolio, in each case except where the failure to do so would not have a Material Adverse Effect. Except as set forth in Annex 4.1(aaa), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity of any License currently possessed by Seller, constitute a default (or an event which with the passage of time or the giving of notice or both would constitute a default) under any mortgage servicing agreement to which Seller is currently a party, or result in any such mortgage servicing agreement being terminable by any party thereto, in each case except where such invalidity, default or termination would not have a Material Adverse Effect.

               (ii) All of the servicing rights owned by Seller are owned free and clear of any lien, pledge, security interest, claim, restriction or encumbrance.

               (iii) Seller is not a party to (A) any agreement or arrangement with any person to repurchase from any such person any Mortgage Loan, mortgaged property serviced for others, mortgage loans sold by Seller with servicing released ("Servicing Released Loans") or any mortgage loan and/or the servicing rights related thereto which were sold by Seller ("Previously Disposed Loans") or (B) any agreement, arrangement or understanding to reimburse, indemnify or hold harmless any person or otherwise assume any liability with respect to any loss suffered or incurred as a result of any default under or the foreclosure or sale of any such Mortgage Loan, mortgaged property, Servicing Released Loans, or Previously Disposed Loans except insofar as (i) such recourse is based upon a breach by Seller of a customary representation, warranty or undertaking, or (ii) Seller incurs expenses such as legal fees in excess of the customary reimbursement limits, if any, set forth in the applicable Mortgage Servicing Agreement. For purposes of this Agreement, the term "Recourse Loan" means any Mortgage Loan, mortgaged property, Servicing Released Loan or Previously Disposed Loan with respect to which Seller bears the risk of loss as described in the preceding sentence.

               (iv) Investor Commitments. Seller has previously provided to Buyer complete and correct copies of all commitments to purchase Mortgage Loans ("Investor Commitments") in effect on the date hereof. Each Investor Commitment constitutes a valid and binding obligation of Seller, and, to the Seller's Knowledge, all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Each Mortgage Loan owned by Seller and currently held for sale which is subject to an Investor Commitment is a loan eligible to be either an FHA or VA loan or sold to FNMA ("Conforming Loans") or is otherwise readily saleable in the secondary market.

               (v) Physical Damage. To Seller's Knowledge, no physical damage to any collateral for a Mortgage Loan exists, which physical damage is not insured against in compliance with regulations and which would have a material adverse effect on the value or marketability of any Mortgage Loan, or on the underlying collateral.

               (vi) Advances. There are no pooling, participation, servicing or other agreements to which Seller is a party which obligate it to make advances with respect to defaulted or delinquent Mortgage Loans other than as provided in FNMA or FHLMC pooling and servicing agreements.

               (vii) Pool Certification. In all material respects, all pools relating to the Mortgage Loans have been certified in accordance with applicable regulations, and the securities backed by such pools have been issued on uniform documents, in accordance with the applicable investor guide without any material deviations therefrom. The principal balance outstanding and owing on the Mortgage Loans in each pool equals or exceeds the amount owing to the corresponding security holders of such pool. No event has occurred or failed to occur which would require Seller to repurchase any Mortgage Loan from any pool, except with respect to the obligation to repurchase Conforming Loans that are in foreclosure.

               (viii) Payoff Statements. All payoff and assumption statements with respect to each Mortgage Loan provided by Seller to borrowers or their agents were, at the time they were provided, complete and adequate in all material respects.

         (bbb) Trademarks, Trade Names. Seller owns, or has the right to use, all trademarks, trade names and copyrights used in or necessary for the ordinary conduct of its existing business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in Annex 4.1(bbb), no claims are pending for the use of any trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same nor is there, to Seller's Knowledge, any valid basis for any such claim, challenge or question, and, to Seller's Knowledge, the use of such trademarks, trade names and copyrights by Seller does not infringe on the rights of any person.

SECTION 4.2 Representations and Warranties of Buyer.

         Buyer represents and warrants to Seller that, except as specifically disclosed in the disclosure annexes attached hereto, to the best of its knowledge:

         (a) Corporate Organization and Qualification. Buyer is a Pennsylvania-chartered commercial banking institution duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Buyer requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Buyer Material Adverse Effect . Buyer has the requisite corporate power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its business as now conducted and to own its properties and assets.

         (b) Corporate Authority. Subject only to the regulatory approvals specified in Section 6.1, Buyer has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to Buyer contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer enforceable against Buyer, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

         (c) No Violations. The execution, delivery and performance of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby by Buyer will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument to which Buyer or any of Buyer's respective properties or assets is subject, which breach, violation or default would have a Buyer Material Adverse Effect, or enable any person to enjoin the Purchase, (ii) a breach or violation of, or a default under, Buyer's articles of incorporation or bylaws.

         (d) Required Consents. Buyer has no reason to believe that it will be unable to obtain consents and approvals, including without limitation all such consents and approvals of Regulatory Agencies (as hereinafter defined), necessary to consummate the transactions contemplated by this Agreement by July 30, 2001 or that any such consents or approvals would contain any condition or requirement that would result in a Buyer Material Adverse Effect .

         (e) Board Action. Buyer's board of directors (at a meeting duly called) has been duly convened and by the requisite vote of all directors approved this Agreement and the transactions contemplated hereby.

         (f) Proxy Statement. Any information Buyer provides to Seller in connection with the preparation of Seller's Proxy Statement will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (g) Absence of Regulatory Actions. Buyer is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the Buyer Regulatory Agencies, charged with the supervision or regulation of banks or bank holding companies or savings and loan holding companies or engaged in the insurance of bank and/or savings and loan deposits nor has it been advised by any Buyer Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

         (h) Litigation and Liabilities. Except as set forth in Annex 4.2(h), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against Buyer or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it, that could hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

         (i) CRA Compliance. Buyer has received a satisfactory compliance rating and has received a satisfactory Community Reinvestment Act rating. Buyer has no knowledge of any facts or circumstances which would prevent it from receiving such satisfactory ratings upon its next appropriate examination.

         (j) Capital Transaction. Buyer has sufficient capital to consummate the Purchase and to perform its other obligations under this Agreement and any other documents executed in connection herewith.

         (k) Sufficient Resources. Buyer will have available at the Effective Time, available financial resources to enable Buyer to lawfully satisfy its obligations pursuant to this Agreement. Buyer has and will have sufficient management and financial resources to obtain the required regulatory and other approvals for the Purchase and the transactions contemplated by this Agreement.



                                    ARTICLE V
                                    COVENANTS

SECTION 5.1 Conduct of Seller's Businesses Prior to the Effective Time.

         Except as expressly provided in this Agreement and by any orders, decrees, supervisory agreements or directives, or the like, from any of Seller's Regulatory Agencies, during the period from the date of this Agreement to the Effective Time, Seller shall (and the word "it" in this Article V refers to Crusader, Bank and AIC and each subsidiary of any of them, except for the Excluded Subsidiaries) (i) conduct its business in the manner directed by any and all regulatory agencies, (ii) maintain and preserve intact in all material respects its business organization, Purchased Assets, Deposits, Leases, properties, Investment Portfolio, employees and advantageous business relationships and use its reasonable efforts to retain the services of its officers and key employees, (iii) not knowingly take any action which would adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement, and (iv) not knowingly take any action that is reasonably likely to have a Material Adverse Effect on Seller.

SECTION 5.2 Forbearance by Seller.

         During the period from the date of this Agreement to the Effective Time, except as otherwise permitted or required by the terms of this Agreement, Seller shall not, without the prior written consent of Buyer:

         (a) make any advance or loan or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual, corporation or other person, other than in compliance with any and all orders, supervisory agreements or directives from any of Seller's Regulatory Agencies;

         (b) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leasehold interests or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness of any such person or any contracts or agreements as in force at the date of this Agreement, other than in compliance with any and all orders or supervisory agreements and directives from any of Seller's Regulatory Agencies;

         (c) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by law or by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, or voluntarily accelerate the vesting of any stock options or other compensation or benefit, other than payment of bonuses in the ordinary course of business consistent with past practice and general increases in compensation to individual employees in the ordinary course of business consistent with past practice;

         (d) amend its articles of incorporation, charter, or its bylaws, except as expressly contemplated by this Agreement or required by law or regulation, in each case as concurred in by its counsel;

         (e) change its method of accounting as in effect at December 31, 2000, except as required by changes in generally accepted accounting principles or required by law or regulation, in each case as concurred in by its independent auditors;

         (f) enter into or assume any Material Contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of Seller's properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;

         (g) knowingly take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

         (h) make any loan or other credit facility commitment in excess of $500,000 (including without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, renew or modify any such outstanding commitment;

         (i) enter into any participation arrangements or approvals or extensions of credit in excess of $500,000 or renew, expand or modify any outstanding participation arrangements or approvals;

         (j) except as provided in Annex 5.2(j), purchase, sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than as agreed upon from time to time by the parties, except for the sale of Trust Preferred Securities;

         (k) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which Seller is a party, other than in the ordinary course of business consistent with past practice;

         (l) authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of its capital stock or the capital stock of any of its subsidiaries, or any other equity or debt securities of Seller or any securities convertible into Seller's or any of its subsidiaries' capital stock;

         (m) permit or allow its direct or indirect ownership of the capital stock of Quest Holding Corporation or Asset Investment Corporation to be less than 100% of its respective total capital stock or permit or allow its direct or indirect ownership of the capital stock of Crusader Servicing Corporation to be less than 60% of its capital stock;

         (n) offer to or pay rates on Deposits higher than, or offer to or make any loan at interest rates lower than, those offered or paid at any other non-internet thrift institution located in the Philadelphia market;

         (o) offer or make Loans or accept Deposits other than on a commercially reasonable basis;

         (p) offer to modify or modify any of the contractual terms on the Deposits or the Loans, except on a commercially reasonable basis;

         (q) acquire or dispose of any furniture, fixtures or equipment for the Facilities, except for replacement of furniture, fixtures and equipment and normal maintenance and refurbishing in the ordinary course of business of the Facilities; and

         (r) offer for sale or sell any of the Adjustment Loans, except for Loans listed on Annex 5.2(r) attached hereto.

SECTION 5.3 Cooperation.

         Seller shall cooperate with Buyer and Buyer shall cooperate with Seller in completing the transactions contemplated by this Agreement and each shall not take, cause to be taken or agree or make any commitment to take any action (i) that would result in any of the material representations and warranties set forth in this Agreement becoming untrue as of any date after the date hereof, or
(ii) in the case of Seller, that is inconsistent with or prohibited by Section 5.2.

SECTION 5.4 Regulatory Approvals.

         The parties shall cooperate fully, and shall cause each of their affiliates to cooperate fully, in the preparation and submission by them, as promptly as reasonably practicable, of such notices, applications, petitions, and other documents and materials as any of them may reasonably deem necessary (or desirable) to the OTS, the Banking Department, the SEC, the FDIC, the Federal Reserve Board, other regulatory authorities, holders of the voting shares of capital stock of Seller, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. Prior to the making of any such filings with any regulatory authority or the making of any written disclosures with respect to the transactions contemplated hereby to shareholders or any third person (such as mailings to shareholders or press releases), the parties shall submit to each other the materials to be filed, mailed or released. Any such materials must be acceptable to both Buyer and Seller (such acceptance not to be unreasonably withheld) prior to the filings with any regulatory authorities or the disclosures to shareholders or any third person, except to the extent that any party is legally required to proceed prior to obtaining the acceptances of the other parties.

SECTION 5.5 Acquisition Proposals.

         Seller agrees that it and its officers and directors shall not, and that it shall direct and use reasonable efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, consolidation or similar transaction involving, or any purchase, sale or other disposition of all or any significant portion of the assets or liabilities or any equity securities of Seller (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Seller agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Seller agrees that it will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken by them in this Section 5.5. Seller agrees that it will notify Buyer immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations, or discussions are sought to be initiated or continued with it.

SECTION 5.6 Shareholder Approvals.

          Crusader shall, as soon as practicable, hold a meeting of its shareholders (the "Crusader Shareholders Meeting") to submit for shareholder approval this Agreement and the transactions contemplated hereby. An affirmative vote of a majority of the votes cast by all holders of Crusader

Common Stock entitled to vote thereon shall be required for such approval and adoption of this Agreement and the transactions contemplated hereby. Crusader's directors shall recommend to its shareholders approval of this Agreement, and the transactions contemplated hereby. Seller shall cause their respective subsidiaries to timely obtain all requisite shareholder consents and approvals of this Agreement and the transactions contemplated hereby, if necessary.

SECTION 5.7 Proxy Preparation and Disclosure.

          Following the date hereof, Crusader will prepare and file with the SEC under the Exchange Act a proxy statement (the "Proxy Statement"), and each party shall be responsible for providing all information concerning itself and its subsidiaries required to be included therein. Crusader shall use all reasonable efforts to provide, as soon as practicable prior to its filing with the SEC, a copy of the Proxy Statement to Buyer and its counsel for review. Seller will promptly provide Buyer with copies of all correspondence, comment letters, notices or other communications to or from the SEC relating to the Proxy Statement or any amendment or supplement thereto. Buyer shall cooperate with Seller in the preparation, in accordance with the requirements of the proxy rules under the Exchange Act, of the Proxy Statement and the filing thereof.

         In connection with the Crusader Shareholders Meeting, Crusader will duly solicit, in compliance with Section14(a) of the Exchange Act and the proxy rules of the SEC thereunder, the affirmative vote of its shareholders by mailing or delivering to each such shareholder, as soon as practicable after the execution of this Agreement, the Proxy Statement, and as soon as practicable thereafter, any amendments or supplements thereto as may be necessary to assure that at the date of the Crusader Shareholders Meeting the Proxy Statement shall conform to the requirements of Section 14(a) of the Exchange Act.

SECTION 5.8 Employees.

         (a) Prior to the Closing Date, Buyer shall interview such employees of Seller as Buyer shall choose, for purposes of determining employment after the Closing Date in such positions as Buyer, in its discretion, shall choose; however, nothing in this Agreement shall obligate or require Buyer to hire or employ any of Seller's employees after the Closing Date. Employees of Seller immediately prior to the Effective Time who are employed by Buyer immediately after the Effective Time are hereinafter referred to as "Hired Employees".

         (b) Buyer will provide severance payments to those employees of Seller whose employment is terminated (other than for cause) on the Closing Date, and who sign a release of any and all claims the employee may have against Buyer and/or Seller. Upon receipt of the release, which shall be in form reasonably acceptable to Buyer, the former employee shall receive severance payments in accordance with Annex 5.8 attached hereto.

         (c) Immediately following the Closing Date, Buyer shall enter into agreements with Hired Employees who had employment contracts with Seller, and who sign a release in form reasonably acceptable to Buyer of any and all claims the Hired Employee may have against Buyer and/or Seller, providing only for severance payments as set forth on Annex 5.8 in the same amounts as those provided for in the Hired Employee's employment agreement with Seller, which severance payments will be reduced by the exact amount of any salary actually paid by Buyer to the Hired Employee. Immediately following the Closing Date, employees of Seller who had employment contracts with Seller providing for severance payments and who do not become Hired Employees shall receive the amount of severance payment due under the terms of their applicable employment contract with Seller upon the condition that such employee signs a release in form reasonably acceptable to Buyer of any and all claims the employee may have against Buyer and/or Seller. The Hired Employees who enter into agreements with Buyer pursuant to this Section 5.8(c) shall be compensated (not including bonus or overtime, as applicable) at initial salary levels no less than the salary level of compensation such Hired Employees received from Seller immediately prior to the Closing Date.

         (d) If allowed under the terms of Buyer's programs, policies and plans as in existence as of the Effective Time, Hired Employees shall be entitled to participate in all employee health and welfare benefit plans and other fringe benefit programs, (including, without limitation, hospitalization, medical, life and disability benefit policies and plans) provided by Buyer for its employees if they are eligible for the programs, policies and/or plans under the terms of same and in accordance with the terms of those programs, policies and/or plans as they may be amended and changed from time to time. If allowed under the terms of the programs, policies and/or plans, the Hired Employees shall receive service credit from their date of hire with Seller for purposes of eligibility to participate in such plans.

         (e) If allowed under the terms of Buyer's plans as in existence as of the Effective Time, upon the Effective Time, Hired Employees will be entitled to participate, pursuant to the terms of the applicable plan, in the qualified profit sharing plans in effect at such time for employees of Buyer as they may be amended and changed from time to time. Hired Employees shall receive service credit from their hire date for employment with Seller for purposes of eligibility and vesting requirements, but not for benefit accrual.

         (f) Pre-existing condition requirements for health, life, disability and other benefits and any insurance waiting period will be waived for Hired Employees to the extent that Buyer's benefit plans, insurance policies or programs will permit the same.

         (g) Seller shall retain and pay all liability, costs, obligations, funding requirements, excise taxes and/or fines associated with all employee and director pension, profit sharing, health and welfare, and/or any other employee and director benefit, deferred compensation, incentive or retirement plan of Seller existing prior to and, as of the Closing Date, and shall indemnify and hold harmless Buyer from any such obligations and/or liabilities thereunder.

         (h) Buyer's obligations to make severance payments pursuant to this
Section 5.8 is limited to Annex 5.8. Seller will indemnify Buyer and hold Buyer harmless against any liabilities, claims, lawsuits or other legal proceedings brought or raised by Hired Employees or employees of Seller whom Buyer does not hire with respect to any severance program, plan, policy or obligation of Seller except as set forth on Annex 5.8.

         (i) Seller shall assume and pay all liability costs, obligations, funding requirements, excise taxes and/or fines associated with all employee pension, profit sharing, health and welfare, and/or any other employee benefit, deferred compensation, incentive or retirement plan of Seller existing prior to and as of the Closing Date, and Seller shall indemnify and hold harmless Buyer from any such obligations and/or liabilities thereunder. Such indemnification shall include, but not be limited to, all such plans, arrangements, contracts and agreements within the scope of Sections 5.20, 4.1(oo) and 4.1(vv) of this Agreement.

SECTION 5.9 Access to and Information Concerning Properties, Records, Etc.

         Upon reasonable notice, and subject to applicable laws relating to the exchange of information, Seller shall afford to Buyer and its representatives (including, without limitation, directors, officers and employees of Buyer and its affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and such other information as Buyer may reasonably request in order to perform due diligence review of the documents and items listed on Annex 5.9 (other than reports or documentation which are not permitted to be disclosed under applicable law); provided, however, that no investigation pursuant to this Section 5.9 shall affect or be deemed to modify any representation or warranty made herein. Buyer will not, and will cause its representatives not to, use any information obtained pursuant to this Section 5.9 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and in no event will Buyer directly or indirectly use such information for any competitive or commercial purpose. Subject to the requirements of law, Buyer will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 5.9 unless such information (i) was already known to Buyer or an affiliate of Buyer, (ii) becomes available to Buyer or an affiliate of Buyer from other sources not known by such person to be bound by a confidentiality agreement, (iii) is disclosed with the prior written approval of Seller, (iv) is or becomes readily ascertainable from published information or trade sources or (v) was already publicly available. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise not be consummated, each party shall, if so requested, promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same.

SECTION 5.10 Facilities Consents.

         (a) Seller shall use all commercially reasonable efforts (which shall not require Seller or its affiliates to pay any money or other consideration to any person or to initiate any claim or proceeding against any person) to cause every landlord of a Lease, the consent of which is required under the terms of the applicable Lease to the assignment of such Lease to Buyer, to execute in favor of Buyer a Landlord Consent.

         (b) If, despite Seller's commercially reasonable efforts, a Landlord Consent to assignment of a Lease cannot be obtained, or cannot be obtained without the payment of an assignment fee or similar lump sum or rent increase, Seller shall, if permitted without the consent of the Landlord under the Lease, sublease the Facility to Buyer pursuant to a sublease agreement which shall be for the remainder of the existing term of the Lease, as applicable, and which shall provide for Buyer to perform all of the obligations of Seller under such Lease and which otherwise shall contain mutually agreeable terms (a "Sublease Agreement").

         (c) If Seller shall be unable to deliver (i) a Landlord Consent with respect to a Lease or (ii) a Sublease Agreement, Seller shall make available to Buyer space at such Facility location necessary for the operations of the applicable Facility pursuant to a Use and Occupancy Agreement substantially in the form of Exhibit V hereto.

         (d) In each of the above-described scenarios of this Section 5.10, Buyer's assignment of lease, sublease or delivery of Use and Occupancy Agreement shall permit Buyer to further sub-lease the Penn Center Facility.

         (e) In the event that the contingencies described in paragraphs (b),
(c) and (d) cannot be accomplished in compliance with the terms of a Lease, the rights, title and interest of the Seller and the obligations of the Seller pursuant to the applicable Lease shall be excluded from the Purchased Assets and the Assumed Liabilities, respectively.

SECTION 5.11 Certain Filings, Consents and Arrangements.

         Buyer and Seller shall each use all reasonable efforts to obtain all necessary approvals required to carry out the transactions contemplated by this Agreement. Seller shall, including without limitation, furnish all information concerning Seller as may be reasonably requested by Buyer in connection with any such action. Buyer shall use all reasonable efforts to provide, as soon as practicable prior to submission, Seller with copies of all material applications, notices, petitions or other filings or submissions prepared by Buyer in connection with consummation of the Purchase. Any comments timely received by Buyer from Seller in connection with the foregoing will be reviewed and considered in good faith, but Buyer shall not be bound to comply with the recommendations set forth in such comments. Buyer will consult with Seller with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Agreement and Buyer will keep Seller appraised of the status of matters relating to completion of the transactions contemplated hereby. Buyer shall promptly furnish Seller with copies of applications to any governmental authority in respect of the transactions contemplated hereby.

SECTION 5.12 Additional Agreements.

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents; and approvals from all applicable governmental authorities, or other entities, effecting all necessary registrations, applications and filings and obtaining any required contractual consents and regulatory approvals.

SECTION 5.13 Notification of Certain Matters.

         Each party shall give prompt notice to the others of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses, results of operations or prospects of it to which it is a party or is subject; and (b) any change in its financial condition, properties, business, or results of operations taken as a whole or the occurrence of any event which, at the time of its occurrence, is reasonably likely to result in Buyer's or Seller's inability to consummate the transactions as contemplated hereunder. Each party shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

SECTION 5.14 Insurance.

         Prior to Closing, Seller shall use its best efforts to retain no less than the level of insurance coverage presently held by it as of the date hereof.

SECTION 5.15 Margin Account.

         On or prior to the Closing Date, Seller shall pay off its margin account with Deutsche Banc Alex Brown.

SECTION 5.16 Termination of Payday Lending Business.

         Seller shall terminate, prior to the Closing Date, its short-term consumer loan program (the "Payday Lending Business") pursuant to the Supervisory Directive dated December 13, 2000, issued to Seller by the OTS and Seller's plan to terminate the Payday Lending Business as set forth in correspondence from Seller to the Regional Director of the OTS dated December 22, 2000. In connection with said termination, Seller shall close, cancel, terminate or divest itself of any asset or liability shown on Seller's general ledger associated with the Payday Lending Business, including receivables and "Cash Collateral" as that term is used in Seller's December 22, 2000, correspondence to the Regional Director of the OTS, but excepting cash received in liquidation transactions related to the termination.

SECTION 5.17 Release of Rights.

         Seller shall use its best efforts to assist Buyer to obtain from each of the shareholders of Crusader Servicing Corporation listed on Annex 5.17 attached hereto, a release of such shareholder's right of first refusal to purchase Seller's capital stock in Crusader Servicing Corporation pursuant to the Shareholders Agreement, dated as of October 2, 1996, by and among Crusader Savings Bank, FSB, Robert W. Stein, Gary Snyder and Crusader Servicing Corporation and any amendments or modifications thereto. In the event that Buyer does not receive said releases from each of the Crusader Servicing Corporation shareholders listed on Annex 5.17 hereto, Buyer may, in its discretion, terminate the Agreement pursuant to Section 7.1(c).

SECTION 5.18 Update Schedules.

         Except for Schedule D hereto, which shall be updated by Seller every thirty (30) days from the date of this Agreement to the date of Seller's Preliminary Closing Trial Balance, Seller shall promptly disclose to Buyer, in writing, any change, addition, deletion or other modification to the information set forth in the Schedules, Annexes, or Exhibits to this Agreement, including the loan portfolio. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve Seller from any and all liabilities for prior written statements and disclosures to Buyer.

SECTION 5.19 Tax Issues.

         (a) From and after the Closing Date, Seller shall protect, defend, indemnify and hold harmless Buyer from any and all liability for federal income tax attributable to recapture of any Rehabilitation Credit that has been allowable to Quest Holding Corporation ("Quest") prior to the Closing Date (but only to the extent any such recapture results from the closing of the Purchase under this Agreement and exclusive of any reduction in investment credit carryover apportioned to Quest pursuant to Treasury Regulation ss1.1502-79(c)(2)(ii)("Indemnified Taxes").

         (b) In the case of any audit, examination or other proceeding ("Proceeding") with respect to Indemnified Taxes for which Seller is or may be liable pursuant to this Agreement, Buyer shall promptly inform Seller, and shall afford Seller, at Seller's expense, the opportunity to control the conduct of such Proceeding. Buyer shall execute or cause to be executed powers of attorney or other documents necessary to enable Seller to take all actions desired by Seller with respect to such Proceeding to the extent such Proceeding may affect either the amount of Indemnified Taxes for which Seller is liable pursuant to this Agreement. Seller shall have the right to control any such Proceeding, and, if requested by Seller, Buyer shall file any claim for refund, amended return or other federal income tax document that Seller deems appropriate with respect to taxable years affected by such Indemnified Taxes. If requested by Buyer, Seller shall provide to Buyer an opinion from counsel (other than in-house counsel) that there is substantial authority for the position that Seller is requesting Buyer to take in connection with any such filings, and Buyer need not file any claim for refund, amended return or other federal income tax document until any such requested opinion is delivered to Buyer.

         (c) The parties agree that any indemnification payments made by Seller with respect to Indemnified Taxes shall be treated for all tax purposes as an adjustment to the Allocation Purchase Price and that Buyer shall not be entitled to additional compensation for any reduction in tax benefits attributable to the receipt of such payments.

SECTION 5.20 Liability Transfers.

         Prior to Closing, Seller shall transfer from Quest Holding Corporation, all contracts, agreements, plans, arrangements and all liabilities associated therewith, relating to or in connection with any employee deferred compensation, retirement plans and benefits, post retirement benefits, pension benefits or rights, incentive compensation, supplemental employee retirement benefits or rights, or split dollar insurance. It is expressly understood that Buyer shall have no financial or other liability under such contracts, agreements, plans or arrangements. Immediately prior to or as of the Closing Date, Seller shall withdraw, and shall use reasonable commercial efforts to substitute Buyer, as a participating provider, party or trustee under all qualified and all non-qualified employee and director pension, profit sharing, deferred compensation, incentive, supplemental retirement and split dollar insurance plans, employment agreements and contracts of Crusader Servicing Corporation and will cease to provide any such employee benefits as of the Closing Date.

SECTION 5.21 Trademarks, etc.

         Seller shall not sell, transfer, assign or otherwise dispose of any of its right, title and interest, except to Buyer, in its corporate name, including, but not limited to, all trade names, fictitious names, logos, service marks and trademarks.

SECTION 5.22 WARN Act Notices.

         Seller shall provide any notices required under the WARN Act at least sixty (60) days prior to the Closing Date.

SECTION 5.23 Agreed Upon Procedures.

         Buyer shall direct Grant Thornton, LLP, or such other accounting firm chosen by Buyer, to perform the procedures contemplated pursuant to Section 6.2(k) hereof and shall pay the expenses associated with the performance of said procedures.


                                   ARTICLE VI
                                   CONDITIONS

SECTION 6.1 Common Conditions.

         The respective obligations of the parties to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction or waiver prior to the Closing Date of the following conditions:

         (a) The Agreement, and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Seller and its subsidiaries, if necessary, in accordance with applicable law.

         (b) All approvals, notices to, consents or waivers required by any of the Seller Regulatory Agencies or the Buyer Regulatory Agencies with respect to this Agreement and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that are necessary to the consummation of the transactions contemplated by this Agreement except those approvals, consents or waivers, if any, which, in Buyer's sole discretion, if not so obtained, would not have a material adverse effect on Buyer, Seller, the Purchased Assets or the Assumed Liabilities after giving effect to the transactions contemplated herein; provided, however, that no such approval shall have imposed any condition or requirement which in the reasonable opinion of the board of directors of Buyer renders consummation of the transactions contemplated by this Agreement inadvisable.

         (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

         (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement, and no litigation or proceeding shall be pending against any of the parties herein or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

         (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

SECTION 6.2 Conditions Precedent to Obligations of Buyer.

         The obligation of Buyer to consummate the Buyer transactions contemplated by this Agreement will be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions all or any of which may be waived, in whole or in part, by Buyer:

         (a) Performance of Seller. Each of the acts, undertakings and covenants of Seller to be performed on or before the Closing Date will have been duly performed in all material respects.

         (b) Representations True at Closing. The representations and warranties made by Seller herein will be true and correct in all material respects on the Closing Date hereunder with the same force and effect as though such representations and warranties had been made on and as of such time except to the extent that such representations and warranties may become untrue or incorrect as a result of actions or transactions of Seller made with the consent of Buyer or as contemplated by this Agreement.

         (c) Certified Resolutions. Seller will have furnished Buyer with a certified copy of resolutions duly adopted by the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         (d) No Injunction. No action, proceeding, regulation or legislation will have been instituted or threatened before any court, governmental agency or legislative body to enjoin or prohibit the consummation of the transactions contemplated hereby.

         (e) Deliveries of Seller. Buyer shall have received the items to be delivered by Seller pursuant to Section 3.2.

         (f) Employee Releases. Buyer shall have obtained a releases contemplated by Section 5.8 hereof.

         (g) Shareholder Releases. Buyer shall have obtained a release executed by each shareholder of Crusader Servicing Corporation identified on Annex 5.17 giving up all rights of first refusal to purchase Seller's capital stock in Crusader Servicing Corporation pursuant to the Shareholders Agreement dated October 2, 1996, by and among Crusader Savings Bank, FSB, Robert H. Stein, Gary Snyder and Crusader Servicing Corporation and any amendments or modifications thereto.

         (h) Payday Lending Business. Seller shall have terminated its Payday Lending Business pursuant to the Supervisory Directive dated December 13, 2000, issued to Seller by the OTS and its plan to terminate the Payday Lending Business as set forth in correspondence from Seller to the Regional Director of the OTS dated December 22, 2000.

         (i) Authorizations. Buyer shall have received all required approvals, consents or waivers (i) to retain and operate the Castor Avenue Facility as a branch office of Buyer and (ii) either to consolidate the branch located at the Walnut Branch Facility into Buyer's branch office located at 1314 Walnut Street, Philadelphia, Pennsylvania, or to retain and operate Seller's branch located at the Walnut Branch Facility.

         (j) Estoppel Certificate. Buyer shall have received from Seller estoppel certificates from all tenants under the Leases to the Facilities providing that there are no claims, demands or obligations unsatisfied by Seller which would give rise to any action at law or in equity against Seller pursuant to the Leases.

         (k) Agreed Upon Procedures. Grant Thornton, LLP or such other accounting firm as chosen by Buyer, shall have furnished to Buyer an "agreed upon procedures" letter, dated the Closing Date, in form and substance satisfactory to Buyer to the effect that, based upon a procedure performed with respect to the financial condition of Seller, for the period from June 30, 2000, to last day of the calendar quarter ended immediately preceding the Closing Date, including but not limited to (a) their inspection of the minute books of Seller, (b) inquiries made by them of officers and other employees of Seller responsible for financial and accounting matters as to transactions and events during the period, as to consistency of accounting procedures with prior periods and as to the existence and disclosure of any material contingent liabilities, and (c) other procedures and inquiries specified and performed by them stating
(A) as of a specified date not more than five (5) days prior to the date of such letter, the capitalization of Seller, and (B) that nothing has come to their attention that would indicate that any material adjustments would be required to the Seller's Trial Balance as of the last day of the calendar quarter ended immediately preceding the Closing Date, in order for it to be in conformity with GAAP.

SECTION 6.3 Conditions Precedent to Obligations of Seller.

         The obligation of Seller to consummate the Seller transactions contemplated by this Agreement will be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Seller:

         (a) Performance of Buyer. Each of the acts, undertakings and covenants of Buyer to be performed on or before the Closing Date will have been duly performed in all material respects.

         (b) Representations True at Closing. The representations and warranties made by Buyer herein will be true and correct in all material respects on the Closing Date hereunder with the same force and effect as though such representations and warranties had been made on and as of such time except to the extent that such representations and warranties may become untrue or incorrect as a result of actions or transactions of Buyer made with the consent of Seller or as contemplated by this Agreement.

         (c) Certified Resolutions. Buyer will have furnished Seller with a certified copy of resolutions duly adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and transactions contemplated hereby.

         (d) Seller shall have received the items to be delivered by Buyer pursuant to Section 3.3.


                                   ARTICLE VII
                            TERMINATION OF AGREEMENT

SECTION 7.1 Termination by the Parties.

         This Agreement may be terminated by the parties with the effects stated in Section 7.2 in any of the following ways:

         (a) by the mutual, written consent of Seller and Buyer if the board of directors of each so determines by a vote of a majority of the members of the entire Board;

         (b) by Seller if (i) by written notice to Buyer that there has been a material breach by Buyer of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to Buyer by Seller or (ii) by written notice to Buyer that any condition precedent to Seller's obligations as set forth in Article VI of this Agreement has not been met or waived by Seller, through no fault of Seller, on July 31, 2001;

         (c) by Buyer by written notice to Seller, in the event (i) of a material breach by Seller of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to Seller by Buyer or (ii) any condition precedent to Buyer's obligations as set forth in Article VI of this Agreement has not been met or waived by Buyer, through no fault of Buyer on July 31, 2001;

         (d) by Buyer by written notice to Seller pursuant to Section 2.11 hereof;

         (e) by Buyer, by March 9, 2001, at 5:00 p.m. prevailing time, by giving written notice to Seller if any matter or thing has come to the attention of Buyer in the course of Buyer's due diligence review or otherwise with respect to the Assets or Liabilities of Seller that leads Buyer to believe such matter or thing would have a material and adverse impact on the transactions contemplated by this Agreement;

         (f) by Buyer by written notice to Seller in the event of a breach by Seller of any representation, warranty, covenant or agreement contained herein if Buyer determines that such breach individually or when aggregated with all such breaches is material. For purposes of this Section 7.1(f), the term "material" refers to those items, which, individually or when aggregated, in the reasonable opinion of Buyer, have an impact in a pre-tax amount greater than a negative $750,000; or

         (g) by Buyer or Seller by written notice if Buyer makes upward adjustments to the Purchase Reserves on any loan on Schedule E as of the date of this Agreement or adds additional Loans to Schedule E pursuant to Section 2.6(c) that result in an aggregate increase to the Due Diligence Reserve as of the date of this Agreement (as adjusted in accordance with Section 2.6(b)) in excess of $1,500,000.00.

         (h) by Seller or Buyer in writing if the purchase, sale and assumption contemplated hereby has not been consummated on or before July 31, 2001.

SECTION 7.2 Effect of Termination.

         In the event of the termination of this Agreement, this Agreement shall thereafter become void and have no effect, except that the provisions of Sections 4.1(p) (Fees), Section 5.9 (relating to confidentiality and return of documents), Section 9.7(Press Releases and Publicity) and Sections 7.3 and 9.9 (Expenses) of this Agreement shall survive any such termination and abandonment.

SECTION 7.3 Expenses.

         Any termination of this Agreement pursuant to Sections 7.1(a), 7.1(e), 7.1(f), 7.1(g) or 7.1(h) hereof shall be without cost, expense or liability on the part of any party to the others. Any termination of this Agreement pursuant to Section 7.1(b), 7.l(c) or 7.1(d) hereof shall also be without cost, liability or expense on the part of any party to the others, unless the material breach of a representation or warranty or covenant is caused by the willful conduct or gross negligence of a party, in which event said party shall be liable to the other parties for all out-of pocket costs and expenses, including without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with their entering into this Agreement and their carrying out of any and all acts contemplated hereunder (the "Expenses").

         So long as Buyer shall not have breached its obligations hereunder, if this Agreement is terminated by Buyer pursuant to Section 7.1(c) or 7.1(f) and the material breach of a representation, warranty, covenant or agreement is caused by the willful conduct or gross negligence of Seller, Seller shall promptly, but in no event later than four (4) Business Days after such termination, pay Buyer a fee of $500,000.00, which amount shall be payable by wire transfer of same day funds; provided, however, that if Seller shall, in addition to having so breached its representation, warranty, covenant or agreement within six (6) months of the later of July 31, 2001 or the date of termination of this Agreement, enters into an agreement or other understanding with a corporation, financial institution, entity or person (other than Buyer) for such corporation, financial institution, entity or person to acquire, merge or consolidate with Seller or to purchase or acquire all or substantially all of Seller's assets, then Seller shall pay Buyer an additional fee of $1,500,000.00 payable to Buyer no later than four (4) Business Days after entering into such agreement or understanding, which amount shall be payable by wire transfer of same day funds. If Seller fails to promptly pay the amount due pursuant to this
Section 7.3, and, in order to obtain such payment, Buyer commences a suit which results in a judgment against Seller for all or a substantial portion of the fee set forth in this Section 7.3, Seller shall pay to Buyer all costs and expenses (including reasonable attorneys' fees) incurred by Buyer in connection with such suit.


                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1. Indemnification.

         (a) For a period of twelve (12) months following the Closing Date, Seller shall indemnify, hold harmless and defend Buyer and its employees, officers, directors, agents and affiliates at all times after the Closing Date from and against any and all Damages arising out of any actions, suits or proceedings commenced on or prior to the Closing Date (other than proceedings to prevent or limit the consummation of this Agreement) relating to operations at the Facilities; and Seller shall indemnify, hold harmless and defend Buyer from and against all Damages arising out of any actions, suits or proceedings commenced on or after the Closing Date but which relate to operations at the Facilities on or prior to the Closing Date or resulting from real estate, sales and use, social security and unemployment taxes, all accounts payable and operating expenses including salaries, rents and utility charges, which the Buyer may receive, suffer or incur in connection with operations and transactions occurring prior to the Closing Date, and which involve the Purchased Assets and the Assumed Liabilities. Seller agrees further to defend, indemnify, and hold harmless Buyer against all Damages and obligations resulting from any material breach of this Agreement, representation, or warranty, or failure to perform any covenant made by Seller in this Agreement or in any certificate delivered to Buyer hereunder, which inaccuracy, failure or breach is asserted and a claim for indemnification with respect thereto is made within twelve (12) months after the earlier of the Closing Date or termination of this Agreement under Section 7.1 hereof. Seller shall indemnify Buyer against, and protect, defend and hold harmless Buyer from all Damages arising out of or in connection with any liability or obligation of Seller that is not assumed by Buyer pursuant to this Agreement.

         (b) For a period of twelve (12) months following the Closing Date, Buyer shall indemnify, hold harmless and defend Seller at all times after the Closing Date from and against any and all Damages arising out of any actions, suits or proceedings commenced after the Closing Date (other than proceedings to prevent or limit the consummation of this Agreement) relating to operations at the Facilities; or resulting from real estate, sales and use, social security and unemployment taxes, all accounts payable and operating expenses including salaries, rents and utility charges, which Seller may receive, suffer or incur in connection with operations and transactions occurring after the Closing Date, and which involve the Purchased Assets or the Assumed Liabilities. Buyer agrees further to defend, indemnify, and hold harmless Seller against all Damages and obligations resulting from any breach of this Agreement, representation, or warranty or failure to perform any covenant made by Buyer in this Agreement or in any certificate delivered to Seller hereunder, which inaccuracy, failure or breach is asserted and a claim for indemnification with respect thereto is made within twelve (12) months after the earlier of the Closing Date or termination of this Agreement under Section 7.1 hereof.

         (c) No Damages incurred by either party will be payable under this
Section 8.1 by the indemnifying party unless such Damages in the case of claims made under the first sentence of Section 8.1(a), relate to claims for indemnification that aggregate more than $50,000, in which case indemnification will be made for the aggregate Damages.

SECTION 8.2 Indemnification Procedures.

         (a) The indemnified party will give the indemnifying party written notice of a threatened or pending claim within fifteen (15) calendar days (except in the case where the indemnified party's first notice is its receipt of a complaint, in which such time for giving notice shall be five (5) calendar days) of its learning about such threatened or pending claim, together with a statement of facts known to it regarding such threatened or pending claim. The indemnifying party will then have fifteen (15) calendar days from the date it receives such notice to investigate the threatened or pending claim to determine whether it will elect to assume the defense of the matter involving such threatened or pending claim. If it does so elect, the indemnifying party will be given the indemnified party's full cooperation and assistance in maintaining such defense. The indemnifying party shall not be liable for any amounts in settlement of a claim or action as described above if such settlement is effected without the indemnifying party's written consent, which consent shall not be unreasonably withheld. It is understood that the obligations of the indemnifying party under this paragraph shall survive the Closing Date, except that, in the event that Bank and Crusader are liquidated and/or dissolved within four (4) years after the earlier of the Closing Date or the termination of this Agreement under Section 7.1 hereof, the obligation of Buyer pursuant to this
Section 8.2 shall cease.

         (b) In any case where one party will seek indemnification under this Agreement for a third party claim, suit or proceeding ("Third Party Claim"), such indemnification will be conditioned on such indemnified party's compliance with the following procedures:

             (i) the indemnifying party is defending against the Third Party Claim, the indemnified party may, but will not be obligated to, participate in the defense of any such third party claim, suit or proceeding, at its own expense and using counsel of its own choosing, but the indemnifying party will be entitled to control the defense thereof unless the indemnified party has relieved the indemnifying party from liability with respect to the particular matter. The indemnified party will cooperate and provide such assistance as the indemnifying party reasonably may request in connection with the indemnifying party's defense and will be entitled to recover from the indemnifying party the reasonable costs of providing such assistance. The indemnifying party will inform the indemnified party on a regular basis of the status of such claim, suit or proceeding and the indemnifying party's defense thereof.

             (ii) In any Third Party Claim the defense of which is controlled by the indemnifying party, the indemnifying party will not, without the indemnified party's prior written consent, compromise or settle such claim, suit or proceeding if: (a) such compromise or settlement would impose an injunction or other equitable relief upon the indemnified party; or (b) such compromise or settlement does not include the third party's release of the indemnified party from all liability relating to such claim, suit or proceeding for which the indemnified party is entitled to be indemnified.

         (c) If the indemnifying party fails to timely defend, contest or otherwise protect against any such claim, suit or proceeding, and fails to contest in writing the indemnified party's right to indemnification, the indemnified party may, but will not be obligated to, defend, contest or otherwise protect against the same, and make any compromise or settlement thereof and recover the entire costs thereof from the indemnifying party, including reasonable fees and disbursements of counsel and all amounts paid as a result of such claim, suit or proceeding and the compromise or settlement thereof.

         (d) The obligation to indemnify an indemnified party's officers, directors, employees and agents in accordance with this Section 8.2 may be enforced exclusively by such indemnified party and nothing herein will be construed to grant such officers, directors, employees and agents any individual rights, remedies, obligations or liabilities with respect to the parties to this Agreement. The parties to this Agreement may amend or modify this Agreement in any respect without the consent of such officers, directors, employees and agents.

SECTION 8.3 Limitations on Liability.

         No party shall be entitled to indemnification pursuant to Section 8.1 or 8.2 for any Damages in excess of five hundred thousand dollars ($500,000) in the aggregate.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

SECTION 9.1 Effect of Disclosure.

         Notwithstanding anything in this Agreement to the contrary, no party hereto shall have any liability for any misrepresentation or breach of warranty or covenant under this Agreement to the extent that the inaccuracy of the representation or the breach of warranty or covenant upon which such liability will be based is disclosed in a Schedule, Annex or Exhibit to this Agreement or in any document delivered pursuant to this Agreement (whether or not such Schedule, Annex, Exhibit or document is referred to in the representation, warranty or covenant which is alleged to have been breached).

SECTION 9.2 Entire Agreement.

         This Agreement together with the schedules, annexes and exhibits attached hereto constitute the entire agreement between the parties hereto pertaining to the subject matters hereof and supersedes all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matter hereof.

SECTION 9.3 Amendments.

         No amendment, change or modification of any of the terms, provisions or conditions of this Agreement will be effective unless made in writing and signed or initialed on behalf of the parties hereto by their duly authorized representatives.

SECTION 9.4 Waiver or Extension.

         Except with respect to required approvals of applicable governmental or regulatory authorities, either party, by written instrument signed by one of its executive officers, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations or warranties in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

SECTION 9.5 Survival.

         The representations, warranties and agreements of the parties set forth in this Agreement shall survive for a period of twelve months following the later of the Closing Date or the termination of this Agreement, except for the covenant contained in Sections 5.19 and 5.21 which shall survive until date of the dissolution of Seller.

SECTION 9.6 Assignment.

         This Agreement and all of the provisions hereof will be binding upon, and will inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other.

SECTION 9.7 Public Announcements; Nondisclosure.

         Seller and Buyer will consult with each other before issuing any press release or otherwise making any public statements or customer notification with respect to this Agreement and the transactions contemplated hereby. Neither Seller nor Buyer will issue any such press release or make any such public statement before such consultation, except as may be required by law or by any listing agreement with any national securities exchange.

SECTION 9.8 Brokers.

         Buyer and Seller each represent and warrant to one another that neither has contracted for or otherwise utilized the services of a broker in connection with this Agreement and the transactions contemplated hereby, except that Seller has retained Sandler O'Neill & Partners, L.P. and Howard, Lawson & Co., LLC as its financial advisors. Each party will indemnify the other party against and in respect of any claim against the other for brokers' fees or other commissions relative to this Agreement and the transactions contemplated hereby incurred by the indemnifying party's employees, agents or consultants.

SECTION 9.9 Payment of Expenses.

         Except as otherwise expressly provided herein and in any Schedules, Annexes, or Exhibits hereto, each party will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including without limitation any expenses, fees, and costs necessary for any approvals of the appropriate Federal and/or State regulatory authorities, which will be paid by the party seeking such approval; provided, however that Buyer shall be responsible for all cost and expenses related to the assignment of the mortgages and the Loan documents, including, without limitation, filing and recordation fees, and for all costs and expenses related to any notice to Depositors of the assumption of deposit liabilities provided for in this Agreement.

SECTION 9.10 No Third Party Beneficiaries.

         Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 9.11 Bulk Transfer Laws.

         Seller will comply with all bulk transfer laws applicable in the Commonwealth of Pennsylvania and the State of Delaware and will timely file any and all tax clearance certificates or similar documents as may be required.

SECTION 9.12 Addresses for Notice, etc.

         All notices, requests, demands, consents and other communications provided for hereunder and under the related documents will be in writing and mailed (by registered or certified mail) or delivered via facsimile transmission to the applicable party at the addresses indicated below:

         If to Seller:     Crusader Savings Bank, F.S.B.
                           1230 Walnut Street
                           Philadelphia, PA 19107
                           Attention: Bruce A. Levy
                           Phone Number: (215) 893-1500
                           Facsimile Number: (215) 893-1532

                           Crusader Holding Corporation
                           1230 Walnut Street
                           Philadelphia, PA 19107
                           Attention: Bruce A. Levy, President
                           Phone Number: (215) 893-1500
                           Facsimile Number: (215) 893-1532

                           With a copy to:

                           Justin Klein, Esquire
                           Ballard, Spahr, Andrews & Ingersoll, LLP
                           1735 Market Street, 51st Floor
                           Philadelphia, PA 19103-7599
                           Phone Number: (215) 665-8500
                           Facsimile Number: (215) 864-8999

         If to Buyer:      Royal Bank of Pennsylvania
                           Attention: James J. McSwiggan, CIO/CFO
                           732 Montgomery Avenue
                           Narberth, PA 19072
                           Phone Number: (610) 668-4700
                           Facsimile Number: (610) 668-1185

                           With a copy to:

                           Nicholas Bybel, Jr., Esquire
                           Shumaker Williams, P.C.
                           P.O. Box 88
                           Harrisburg, PA  17108-0088
                           Phone Number: (717) 763-1121
                           Facsimile Number: (717) 763-7419

or, as to each party, at such other address as will be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

SECTION 9.13 Counterparts.

         This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SECTION 9.14 Headings.

         The headings of the Sections and Articles of this Agreement are inserted for convenience only and will not constitute a part hereof.

SECTION 9.15 Governing Law.

         This Agreement will be governed by, construed and enforce in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

SECTION 9.16 Severability.

         If any provision of this Agreement or any application thereof will be invalid or unenforceable, the remainder of this Agreement and any other application of such provision will not be affected thereby.

SECTION 9.17 Waiver, Delay, etc.

         No failure or delay by any party in exercising any rights, powers or privileges under this Agreement will operate as a waiver thereof; nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers and their corporate seals to be affixed as of the date first written above.


ATTEST:                                  ROYAL BANK OF PENNSYLVANIA


______________________________           By:____________________________________
                                                                     , President

ATTEST:                                  CRUSADER SAVINGS BANK, F.S.B.


_______________________________          By:____________________________________
                                                                     ,
President

ATTEST:                                  CRUSADER HOLDING CORPORATION


_______________________________          By:____________________________________
                                                                     ,
President

ATTEST:                                  ASSET INVESTMENT CORPORATION


_______________________________          By:____________________________________
                                                                     ,
President

                                   SCHEDULE A

                                 EXCLUDED ASSETS

All goodwill associated with the Purchased Assets on Seller's Preliminary and Final Closing Trial Balances (i.e., the goodwill on Seller's consolidated financial statements as of December 31, 2000, was $1,007,249)

Capital Stock of the Excluded Subsidiaries

Bank's partnership interest in Washington Square Partners, L.P.

Pre-paid Current Income Taxes

All Mortgages, Loans or evidences of indebtedness underwritten or originated by National Chinese Mortgage Corporation.(1)

Seller's minute books, corporate seals, and stock records



--------
         (1) Mortgages, Loans or other evidences of indebtedness underwritten or originated by National Chinese Mortgage Corporation may be eliminated from this Schedule A if a third-party consultant mutually agreed upon by Buyer and Seller determines that such loan, mortgage or evidence of indebtedness is in compliance with all laws, regulations and rules applicable to such loan, mortgage or evidence of indebtedness, or has cured any prior non-compliance.

FOR IMMEDIATE PRESS RELEASE                                   March 13, 2001

ROYAL BANK OF PENNSYLVANIA TO ACQUIRE
THE ASSETS, LOANS AND DEPOSIT OF CRUSADER BANK

(Narberth, Pennsylvania) Joseph P. Campbell, President and CEO of Royal Bank of Pennsylvania announced the signing of an agreement providing for Royal Bank to acquire the assets, loans, and assume the deposits of Crusader Bank, of Philadelphia, Pennsylvania, a wholly owned subsidiary of Crusader Holding Corporation (NASDAQ: CRSB). Campbell said, "Crusader has had significant growth and extraordinary earnings since it has been a public company, and I am enthusiastic about the acquisition." The value of the transaction is based on net book value per share of the Crusader Holding Corporation as adjusted through closing and is expected to be accretive to Royal's earnings immediately upon completion.

As a result of the approximate $400 Million Dollar asset acquisition, Royal will become one of the largest locally headquartered commercial banks in the area having more than doubled in asset size since mid 1999 when Campbell was named President and CEO. Total Assets will exceed $1 Billion Dollars with a network of 15 branches in Philadelphia, Montgomery, Delaware, Chester and Berks counties.

Daniel M. Tabas, Chairman of Royal Bancshares of Pennsylvania said, "this acquisition will enhance Royal's long term shareholder value by expanding and enhancing the bank's franchise." Bruce A. Levy, President of Crusader stated, "Our Board of Directors believes this transaction is in the best interest of our shareholders, customers and employees."

Upon completion of the acquisition, which is expected prior to July 31, former Crusader Bank customers will be able to take advantage of all products, services and branches offered by Royal Bank of Pennsylvania, including the branch in Northeast Philadelphia at Castor Avenue.

Royal Bank of Pennsylvania specializes in business loans and is a Certified and Preferred Small Business Administration (SBA) lender in Southeastern Pennsylvania and Wilmington, Delaware. Royal Bancshares of Pennsylvania (NASDAQ:
RBPAA) is the parent company of Royal Bank of Pennsylvania.

The foregoing transaction is subject to regulatory approval and the approval of Crusader shareholders. Crusader will prepare and file with the Securities and Exchange Commission and mail to its shareholders a proxy statement describing the transaction, which will contain important information. Shareholders are advised to read the proxy statement, which will be available from Crusader and from the Securities and Exchange Commission at no charge.

FOR INFORMATION CONTACT:   Office of the President
                          (610) 668-4700

INFORMATION CONCERNING PARTICIPANTS

Participants in the solicitation may include Crusader Holding Corporation and its directors, as follows: Thomas J. Knox, Bruce A. Levy, Linda R. Knox, D. Walter Cohen, Joseph M. Matisoff, Brian McAdams and Robert L. Macaulay. A description of the participants' direct and indirect interests, by security holdings or otherwise, in Crusader Holding Corporation may be found in Crusader Holding Corporation's Definitive Proxy Statement filed with the Securities and Exchange Commission on October 30, 2000, a free copy of which may be obtained at the website described above.